UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material under §240.14a-12
CAESARS ENTERTAINMENT, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a -6(i)(1) and 0-11.

2025

ANNUAL MEETING OF SHAREHOLDERS & PROXY STATEMENT

CAESARS ENTERTAINMENT®

2024 was another year of Creating the Extraordinary at Caesars Entertainment. We capped off our multi-year investments in capital funding, opening two new brick-and-mortar destinations with the opening of Harrah’s Columbus Racing & Casino in Nebraska and Caesars Virginia in Danville, Virginia. Additionally, we completed the transition of Harrah’s to Caesars New Orleans in the Big Easy. We also completed the expansion of Harrah’s Hoosier Park Racing & Casino and the redesigned Versailles Tower at Paris Las Vegas and grew our extraordinary culinary offerings across the country with new restaurants by our longtime partners Gordon Ramsay, Lisa Vanderpump, Nobu Matsuhisa, Guy Fieri and many others.

It was also a year to showcase Las Vegas as one of the biggest sports cities in the business. We hosted our first Super Bowl in Las Vegas as the official Casino Partner of Super Bowl LVIII. It was a landmark event, offering our guests memorable experiences across our eight Las Vegas resorts. We also hosted our second Las Vegas Grand Prix in November 2024.

By the end of the year, we operated sports wagering in 32 jurisdictions across North America, 26 of which offered online sports betting and provided iGaming services in five jurisdictions. We launched our Horseshoe Online Casino app in October, offering our guests more ways to play.

We remain steadfast in our commitment to our Corporate Social Responsibility practices, including our Responsible Gaming (RG) programming. In 2024, we celebrated 35 years of our pioneering RG program and were awarded the CSR Award by the National Council on Problem Gambling for our Universal Exclusion and 21+ Gaming policies. We also continue to focus on energy efficiencies across our destinations and making a difference in the communities in which we operate.

What has always set us apart is our Family-Style Service culture, which we’ve cultivated over the years and reflects our attentiveness to the needs of our guests across all our offerings, something that each one of our Team Members is dedicated to across all our destinations in North America. We’re proud of our Team Members and our efforts throughout the year.

As we look ahead to 2025, we’re looking forward to renovations at our Lake Tahoe destinations and continuing to build upon the legacy Caesars Entertainment has created over the last eight decades.

I am pleased to invite you to our 2025 annual meeting of shareholders, which will be held on Tuesday, June 10, 2025 at 9:00 a.m. Pacific Time. We will meet at the Eldorado Resort & Casino in Reno Nevada, where you can vote your shares. Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your Proxy Card, and return it in the envelope provided.

On behalf of the officers and directors of Caesars Entertainment, Inc., I thank you for your interest. We appreciate your continued support.

With Gratitude, GARY L. CARANO Executive Chairman, Board of Directors

NOTICE IS HEREBY GIVEN that the 2025 annual meeting of shareholders (the “Annual Meeting”) of Caesars Entertainment, Inc. (referred to herein as “us”, “we”, “Caesars” or the “Company”) will be held at the Eldorado Resort & Casino, 345 North Virginia Street, Reno, Nevada 89501, on Tuesday, June 10, 2025 at 9:00 a.m. Pacific Time, for the following purposes:

1.

To elect the twelve (12) director nominees to our board of directors (the “Board of Directors”), each to serve as a director until the 2026 annual meeting of shareholders, or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal;

2.	To hold an advisory vote to approve named executive officer compensation;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

4.

To consider and vote on a shareholder proposal requesting that the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties; and

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Shareholders entitled to notice of, and to vote at, the Annual Meeting will be determined as of the close of business on April 14, 2025, the record date fixed by the Board of Directors for such purposes. A list of these shareholders is available at our corporate offices and will be available at the Annual Meeting.

The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how to vote your shares of the Company’s stock by attending the meeting. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to vote during the meeting.

By order of the Board of Directors

Edmund L. Quatmann, Jr., Secretary

April 24, 2025

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 10, 2025: Our Proxy Statement and Fiscal Year 2024 Annual Report to Shareholders are available at www.proxyvote.com. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE, BY MAIL, OR DURING THE ANNUAL MEETING. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM. PLEASE CAREFULLY REVIEW THE PROXY MATERIALS AND FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE.

i

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Caesars Entertainment, Inc. for use at the annual meeting of shareholders to be held on June 10, 2025 (the “Annual Meeting”).

As permitted by the Securities and Exchange Commission (the “SEC”), we are furnishing to shareholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the Internet. On or about May 1, 2025, we will mail to each of our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet, and how to access the Proxy Card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials, including a paper copy of our annual report on Form 10-K with financial statements for the year ended December 31, 2024. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

This Proxy Statement and form of proxy are to be first sent to shareholders on or about the date stated on the accompanying Notice of Annual Meeting of Shareholders. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

ABOUT CAESARS ENTERTAINMENT, INC.

Caesars Entertainment, Inc. (referred to herein as “us”, “we”, “Caesars” or the “Company”) (NASDAQ: CZR) is the largest casino-entertainment company in the U.S., and one of the world’s most diversified casino-entertainment providers.

Since its beginning in Reno, Nevada, the Company has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe® and Eldorado® brand names. The Company offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the Company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership.

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PURPOSE OF THE MEETING

PROPOSAL 1

To Elect the Twelve (12) Director Nominees to our Board, Each to Serve as a Director Until the 2026 Annual Meeting of Shareholders, or Until Such Director’s Respective Successor is Duly Elected and Qualified or, if Earlier, Until Such Director’s Death, Resignation or Removal.

 The Board recommends that shareholders vote FOR each director nominee.

The Board has nominated all twelve (12) current directors, Gary L. Carano, Bonnie S. Biumi, Jan Jones Blackhurst, Frank J. Fahrenkopf, Kim Harris Jones, Don R. Kornstein, Jesse Lynn, Courtney R. Mather, Ted Papapostolou, Michael E. Pegram, Thomas R. Reeg and David P. Tomick, to be elected to serve a one-year term until the annual meeting of shareholders in 2026 or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal.

• Nominees bring extensive expertise and relevant skills to drive the Company’s success.

• Slate promotes a variety of viewpoints arising out of unique and dynamic perspectives.

PROPOSAL 2

To Approve, on an Advisory, Non-binding Basis, Named Executive Officer Compensation.

The Board recommends that shareholders vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, on an advisory, non-binding basis.

We are providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers as disclosed in this Proxy Statement, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended.

PROPOSAL 3

To Ratify the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2025.

The Board recommends that shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025.

Shareholders may vote to ratify the Audit Committee’s reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025.

PROPOSAL 4

To Consider and Vote on a Shareholder Proposal Requesting that the Board of Directors Commission and Disclose a Report on the Potential Cost Savings Through the Adoption of a Smokefree Policy for Caesars Entertainment Properties.

The Board recommends that shareholders vote AGAINST the shareholder proposal requesting that the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties.

The Company has received a shareholder proposal requesting the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties. The proposal provides that the report should be prepared at reasonable cost, omitting confidential and proprietary information.

2	2025 PROXY STATEMENT

At the Annual Meeting, shareholders are being asked to elect twelve (12) director nominees to our Board, each to serve as a director until the 2026 annual meeting of shareholders, or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal. Each of the twelve nominees currently serves on our Board and two of the nominees, Messrs. Lynn and Papapostolou, are being nominated by the Board pursuant to the terms of the Director Nomination Agreement as defined below in the section titled “Board Composition and Nomination Process”. Your Board believes that each of the twelve nominees possesses the qualifications and attributes that are critical for effective oversight of the Company and are directly relevant to Caesars’ business, strategy and operations.

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election. Shareholders may not vote their shares cumulatively in the election of directors.

Under our Corporate Governance Guidelines, in an uncontested election, any Director nominated for re-election who does not receive the requisite majority of FOR votes must submit an offer of resignation to the Board. The Nominating and Corporate Governance Committee must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

Shares represented by all proxies received by us and not marked to vote FOR, AGAINST, or ABSTAIN, for any individual director, or for all directors, will be voted FOR the election of all of the nominees named below. If for any reason any nominee is unable to accept the nomination to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

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Gary L. Carano Executive Chairman of the Board Director since July 2020 (Director of ERI since September 2014)

Bonnie S. Biumi Audit Committee and Nominating and Corporate Governance Committee Director since July 2020 (Director of ERI since May 2017)

Jan Jones Blackhurst Corporate Social Responsibility Committee (Chair) and Nominating and Corporate Governance Committee Director since July 2020

Frank J. Fahrenkopf Nominating and Corporate Governance Committee (Chair) Director since July 2020 (Director of ERI since September 2014)

Kim Harris Jones Audit Committee and Corporate Social Responsibility Committee Director since April 2024

Don R. Kornstein Vice Chairman Compensation Committee (Chair), Corporate Social Responsibility Committee, and Nominating and Corporate Governance Committee Director since July 2020

Jesse Lynn Board Member Director since March 2025

Courtney R. Mather Audit Committee and Compensation Committee Director since July 2020

Ted Papapostolou Board Member Director since March 2025

Michael E. Pegram Compensation Committee Director since July 2020 (Director of ERI since September 2014)

Thomas R. Reeg Chief Executive Officer Director since July 2020 (Director of ERI since September 2014)

David P. Tomick Lead Independent Director Audit Committee (Chair) and Nominating and Corporate Governance Committee Director since July 2020 (Director of ERI since September 2014)

4	2025 PROXY STATEMENT

BOARD COMPOSITION AND NOMINATION PROCESS

OUR BOARD OF DIRECTORS

During 2024, our Board consisted of Gary L. Carano, Bonnie S. Biumi, Jan Jones Blackhurst, Frank J. Fahrenkopf, Kim Harris Jones, Don R. Kornstein, Courtney R. Mather, Michael E. Pegram, Thomas R. Reeg, David P. Tomick and Rodney K. Williams. Mr. Williams resigned as Member of the Board effective October 21, 2024. Mr. Williams’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In March 2025, the Board expanded from ten to twelve members and appointed Jesse Lynn and Ted Papapostolou as members of the Board subject to all necessary regulatory approvals. On March 17, 2025, the Company entered into a definitive Director Appointment and Nomination Agreement (“Director Nomination Agreement”) with Carl C. Icahn, Jesse Lynn, Ted Papapostolou, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc, Beckton Corp. and Nakatomi Trading, LLC (collectively, the “Icahn Group”). Each of Mr. Lynn and Mr. Papapostolou (collectively, the “Icahn Designees” and each an “Icahn Designee”) were appointed to the Board pursuant to the Director Nomination Agreement, and the Icahn Designees are nominated pursuant to the Director Nomination Agreement. A summary of the terms of the Director Nomination Agreement is set forth in section “Other Business-Director Nomination with the Icahn Group”.

Below is information as of April 14, 2025 concerning the business experience and qualifications of each of our 2025 director nominees. Each of the nominees for election is a current Director and, other than Messrs. Lynn and Papapostolou, was previously elected at the Company’s 2024 Annual Meeting of Shareholders.

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DIRECTOR NOMINEES

  Age: 73

  Director Since: July 2020 (Director of

  ERI since September 2014)

  Committees: None

EXPERIENCE

Mr. Gary L. Carano has been Executive Chairman of our Board since July 2020 and was Executive Chairman of Eldorado Resorts, Inc. (“ERI”) from December 2018 until July 2020, and Chief Executive Officer and Chairman of the Board of ERI from September 2014 until December 2018, when he became Executive Chairman. Previously, Mr. Gary L. Carano served as President and Chief Operating Officer of Eldorado Resorts LLC from 2004 to September 2014, and as President and Chief Operating Officer of Eldorado HoldCo LLC from 2009 to September 2014. Mr. Gary L. Carano served as the General Manager and Chief Executive Officer of the Silver Legacy Resort Casino from its opening in 1995 to September 2014. Mr. Gary L. Carano is the President and a member of the board of directors of Recreational Enterprises, Inc. (“REI”), a less than 5% shareholder of the Company and a partial owner of G PEG I, LLC, which owns and operates five casinos in the Reno and Carson City area. Mr. Gary L. Carano has served on a number of charitable boards of directors and foundations in the state of Nevada. Mr. Gary L. Carano is Mr. Anthony L. Carano’s father.

QUALIFICATIONS

Mr. Gary L. Carano brings to the Board extensive experience in the gaming and hospitality industry and deep familiarity with the business of the Company.

  Age: 63

  Director Since: July 2020 (Director of

  ERI since May 2017)

  Committees: Audit and Nominating

  and Corporate Governance

EXPERIENCE

Ms. Biumi has served on the Board since July 2020 and served on the Board of ERI from May 2017 until July 2020. Ms. Biumi was President and Chief Financial Officer of Kerzner International Resorts, a developer, owner and operator of destination resorts, casinos and hotels, from 2007 to 2012. Previously, she held senior level financial positions at NCL Corporation, Ltd., Royal Caribbean Cruises, Ltd., Neff Corporation, Peoples Telephone Company, Inc. and PricewaterhouseCoopers. Ms. Biumi previously served as a member of the board of directors of Isle of Capri Casinos, Inc. from 2012 to 2017, Home Properties, Inc., from 2013 to 2015 and Retail Properties of America, Inc. from 2015 to 2021, all publicly traded companies, and Virgin Cruises Intermediate, a private company, from 2022 to 2023. Ms. Biumi currently serves on the Board of Marine Max (NYSE:HZO), a publicly traded company, where she serves as the Chair of the Audit Committee and is a member of the Nominating and Corporate Governance Committee. Ms. Biumi also serves on the Board of Kite Realty Trust Group (NYSE:KRG), a publicly traded company, where she is a member of the audit committee. In addition, Ms. Biumi serves on the Board of Virgin Cruise Limited and Virgin Cruises Intermediate Limited, both private companies, where she serves as the Chair of the Audit Committee for both companies. She is a Certified Public Accountant.

QUALIFICATIONS

Ms. Biumi has been selected to serve as a director because of her important perspectives with respect to leadership, financial and risk management and extensive experience in corporate finance and accounting, investor relations, capital and strategic planning, mergers and acquisitions, as well as service on the boards of directors of other public companies.

6	2025 PROXY STATEMENT

  Age: 76

  Director Since: July 2020

  Committees: Corporate Social

  Responsibility (Chair) and

  Nominating and Corporate Governance

EXPERIENCE

Ms. Jones Blackhurst has served on the Board since July 2020. Ms. Jones Blackhurst served as a director of Caesars Entertainment Corporation (“CEC”) from October 2019 until the merger in July 2020. Ms. Jones Blackhurst served as Executive Vice President, Public Policy, and Corporate Responsibility of CEC from May 2017 through September 2019. Ms. Jones Blackhurst also served as Executive Vice President of Communications and Government Relations of CEC from November 2011 until May 2017 and as Senior Vice President of Communications and Government Relations of CEC from November 1999 to November 2011. Ms. Jones Blackhurst also served as Executive Vice President of Communications and Government Relations of Caesars Entertainment Operating Company, Inc. (“CEOC”) from November 2011 until October 2017. Ms. Jones Blackhurst has over 20 years of experience in the gaming industry and has played a key role in innovating responsible gaming programs that are now used throughout the industry. Ms. Jones Blackhurst serves as the Chairwoman of the Public Education Foundation. She also became Chief Executive-In-Residence of the UNLV International Gaming Institute, where she was a popular faculty member and key player in the “Expanding the Leaderverse” initiative. She became Executive Director of the UNLV Black Fire Leadership Initiative in January 2021. She has also served as a board member of World Choice Investment, LLC since April 2023 and is on the board of directors of Esports Entertainment Group, Inc. since March 2022. She previously served as a member of the board of directors of Gaming & Hospitality Acquisition Corp. Prior to joining CEC, Ms. Jones Blackhurst served two terms as Mayor of Las Vegas, from 1991 until 1999.

QUALIFICATIONS

Ms. Blackhurst has been selected to serve as a director because of her significant experience in corporate social responsibility matters, specifically within the gaming industry, including policies on responsible gaming and government relations experience.

  Age: 85

  Director Since: July 2020 (Director

  of ERI since September 2014)

  Committees: Nominating and

  Corporate Governance (Chair)

EXPERIENCE

Mr. Fahrenkopf has served on the Board since July 2020 and served on the board of ERI from September 2014 until July 2020. He served as President and Chief Executive Officer of the American Gaming Association (“AGA”), an organization that represents the commercial casino-entertainment industry by addressing federal legislation and regulatory issues, from July 1995 until June 2013. At the AGA, Mr. Fahrenkopf was the national advocate for the commercial casino industry and was responsible for positioning the AGA to address regulatory, political and educational issues affecting the gaming industry. Mr. Fahrenkopf is currently co-chairman of the Commission on Presidential Debates, which he founded and which conducts debates among presidential candidates. He serves as a board member of the International Republican Institute, which he founded. He also founded the National Endowment for Democracy, where he served as Vice Chairman and a board member from 1983 to 1992. Mr. Fahrenkopf served as chairman of the Republican National Committee from 1983 to 1989. Prior to his role at AGA, Mr. Fahrenkopf was a partner at Hogan & Hartson, where he regularly represented clients before the Nevada gaming regulatory authorities. Mr. Fahrenkopf served as the first Chairman of the American Bar Association Committee on Gaming Law and was a founding Trustee and President of the International Association of Gaming Attorneys. Mr. Fahrenkopf previously served on the board of First Republic Bank from 1985 to 2023 and currently sits on the board of directors of 12 NYSE-listed public investment companies: Gabelli Equity Trust, Inc. (GAB), Gabelli Utility Trust (GUT), Gabelli Global Multimedia Trust (GGT), Gabelli Dividend and Income Trust (GDV), Gabelli Gold and Natural Resources and Income Trust (GGN), Gabelli Small & Midcap Value Fund (GGZ), Bancroft Fund (BCV), Ellsworth Growth & Income Trust (ECF) and four additional investment companies within the Gabelli Innovations Trust.

QUALIFICATIONS

Mr. Fahrenkopf has been selected to serve as a director because of his extensive knowledge of gaming regulatory matters, his relevant legal experience and his experience as a public company director.

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  Age: 65

  Director Since: April 2024

  Committees: Audit and Corporate

  Social Responsibility

EXPERIENCE

Ms. Harris Jones was elected to serve on the Board in April 2024. Ms. Harris Jones has served as Senior Vice President and Corporate Controller of Mondelez International from 2012 until she retired in 2015. Prior to that, she served as Senior Vice President and Corporate Controller at Kraft Foods Inc. from 2009 until 2012. Prior to her time at Kraft, Ms. Harris Jones had a 17-year career at Chrysler LLC, where her final role was Senior Vice President, Corporate Controller and General Auditor from 2008 to 2009. Before Chrysler, she spent six years at General Motors. Ms. Harris Jones started her professional career as an auditor at Deloitte and Touche, LLP, where she obtained her CPA license. Ms. Harris Jones also serves as a director of TrueBlue, Inc. (NYSE: TBI) since May 2016 where she serves as Chair of the Audit Committee, and serves as a member of the Corporate Governance and Nominating Committee and Innovation and Technology Committee, United Rentals, Inc. (NYSE: URI) since May 2018 where she serves as Chair of the Audit Committee and a member of the Compensation Committee. Ms. Harris Jones previously served as a director of Fossil Group, Inc. from October 2019 to July 2024.

QUALIFICATIONS

Ms. Harris Jones has been selected to serve as a director because of her extensive management, financial, and business experience at large, complex corporations and her service as a director on various public company boards of directors.

  Age: 73

  Director Since: July 2020

  Committees: Compensation (Chair),

  Corporate Social Responsibility and

  Nominating and Corporate Governance

EXPERIENCE

Mr. Kornstein has served on the Board since July 2020 and is the Vice Chairman of the Board. He founded and has served as the managing member of the strategic, management and financial consulting firm Alpine Advisors LLC, an advisory firm engaged in the business of mergers and acquisitions and capital raising for companies and entrepreneurs. Mr. Kornstein served as Chairman of Caesars Entertainment U.K., Ltd. from November 2020 until its sale in July 2021. He was a director of Caesars Entertainment Corporation from October 2017 until the merger in July 2020, at which time he joined the Board. During his tenure, Mr. Kornstein also served as Chairman of the Transaction Committee and the Strategy & Finance Committee. Mr. Kornstein served on the board of directors of Caesars Acquisition Company from January 2014 until its merger with Caesars Entertainment Corporation. Mr. Kornstein has served on the Board of Invited, Inc, the largest owner and operator of private clubs, including golf and country clubs and city clubs since May 2024. He previously served as a non-executive Director on the Board of Gala Coral Group, Ltd., a diversified gaming company based in the United Kingdom, from June 2010 until its merger with Ladbrokes PLC in November 2016. He served as Chairman of the board of directors of Affinity Gaming, Inc., a casino gaming company, from March 2010 until January 2014, and Chief Restructuring Officer and Chairman of the board of directors of Bally Total Fitness Corporation. Mr. Kornstein has also served as a member of the boards of directors of Shuffle Master, Inc., Cash Systems, Inc., Circuit City Stores, Inc. and Varsity Brands, Inc. Mr. Kornstein served as Chief Executive Officer, President and Director of Jackpot Enterprises, Inc., which was a NYSE listed gaming company until its sale, and was an investment banker and Senior Managing Director of Bear, Stearns & Co. Inc.

QUALIFICATIONS

Mr. Kornstein has been selected to serve as a director because of his experience in the gaming and entertainment industries, experience as a chairman, president and chief executive officer, strategy and finance expertise and experience serving on several boards of directors.

8	2025 PROXY STATEMENT

  Age: 54

  Director Since: March 2025

  Committees: None

EXPERIENCE

Mr. Lynn was appointed to the Board in March 2025. Mr. Lynn is General Counsel of Icahn Enterprises L.P. since 2014 and Chief Operating Officer of Icahn Capital LP since April 2021. From 2006 to 2014, Mr. Lynn was Assistant General Counsel and, from 2004 to 2006, Mr. Lynn was Counsel, at Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from 2000 until 2004. From 1996 to 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn was previously a director of: Conduent Incorporated, a provider of business process outsourcing services, from April 2019 to June 2024; Crown Holdings Inc., a global supplier of packaging products, from December 2022 to November 2023; Xerox Holdings Corporation, a provider of print and digital document products and services, from November 2021 to September 2023; FirstEnergy Corp., an electric utility, from March 2021 to May 2023; Cloudera, Inc., a provider of enterprise data cloud services, from August 2019 through its sale to CD&R and KKR in October 2021; Herbalife Nutrition Ltd., a nutrition company, from April 2014 to January 2021; and The Manitowoc Company, Inc., a capital goods manufacturer, from April 2015 to February 2018. Mr. Lynn received a B.A. from the University of Michigan and a J.D. from the Boston University School of Law.

QUALIFICATIONS

Mr. Lynn has been selected to serve as a director pursuant to the Director Nomination Agreement with the Icahn Group. Mr. Lynn brings to the Board his relevant legal experience, finance expertise, experience as chief operating officer, and experience serving on several boards of directors.

  Age: 48

  Director Since: July 2020

  Committees: Audit and

  Compensation

EXPERIENCE

Mr. Mather has served on the Board since July 2020 and previously served as a director of CEC from March 2019 until the Merger in July 2020. Since January 2022, Mr. Mather has served as CEO and CIO of Vision One, an investment fund. Mr. Mather served as Portfolio Manager/Managing Director of Icahn Capital LP, from April 2014 to March 2020. Prior to joining Icahn Capital LP, Mr. Mather was at Goldman Sachs & Co. from 1998 to 2012, most recently as Managing Director responsible for Private Credit Trading and Investing, where he focused on identifying and analyzing investment opportunities for both Goldman Sachs and clients. Mr. Mather has served as a director of Triumph Group (NYSE:TGI) since July 2023 and is a member of their audit committee. Mr. Mather also serves as a member of the board of directors of The Chemours Company (NYSE:CC) since April 2025 and is a member of their audit committee and their nominating and corporate governance committee. Mr. Mather was previously a director of: Newell Brands, Inc. from March 2018 to May 2024; Cheniere Energy Inc. from May 2018 to February 2021; Conduent Inc. from December 2016 to February 2021; Herc Holdings Inc. from June 2016 to August 2019; Ferrous Resources Limited from June 2015 to July 2019; Freeport-McMoRan Inc. from October 2015 to March 2019; Federal-Mogul Holdings Corporation from May 2015 to January 2017; Viskase Companies Inc. from June 2015 to March 2016; American Railcar Industries Inc. from July 2014 to March 2016; CVR Refining LP from May 2014 to March 2016; and CVR Energy Inc. from May 2014 to March 2016. Mr. Mather holds the Chartered Alternative Investment Analyst, Chartered Financial Analyst, and Certified Financial Risk Manager professional designations.

QUALIFICATIONS

Mr. Mather has been selected to serve as a director because of his significant business and financial expertise and experience providing strategic advice and guidance to companies on matters such as risk management through his service as a director on various public company boards of directors.

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  Age: 45

  Director Since: March 2025

  Committees: None

EXPERIENCE

Mr. Papapostolou was appointed to the Board in March 2025. Mr. Papapostolou has served as Chief Financial Officer of Icahn Enterprises L.P. (NASDAQ: IEP), a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate, home fashion and pharma, since November 2021. In addition, Mr. Papapostolou has served as director of Icahn Enterprises L.P. since December 2021 and its Secretary since April 2020. Mr. Papapostolou previously served as the Chief Accounting Officer of Icahn Enterprises L.P. from April 2020 to December 2023 and in various progressive accounting positions at Icahn Enterprises from March 2007 to March 2020. Previously, Mr. Papapostolou worked at Grant Thornton LLP in their audit practice. Mr. Papapostolou has served as Director of Viskase Companies, Inc., a global leader in food packaging solutions and services, since April 2020 and as chairman since March 2023. Mr. Papapostolou previously served as director and chairman of CVR Energy, Inc. (NYSE: CVI), a diversified holding company primarily engaged in the renewable fuels and petroleum refining and marketing businesses as well as in the nitrogen manufacturing business through its interest in CVR Partners, LP (NYSE: UAN), from March 2023 to March 2025. Mr. Papapostolou received his M.B.A. from The Peter J. Tobin College of Business at Saint John’s University and his B.B.A. from Frank G. Zarb School of Business at Hofstra University.

QUALIFICATIONS

Mr. Papapostolou has been selected to serve as a director pursuant to the Director Nomination Agreement with the Icahn Group. Mr. Papapostolou brings to the Board his extensive experience in corporate finance and accounting, key leadership roles with public companies, and serving on several boards of directors.

  Age: 73

  Director Since: July 2020 (Director

  of ERI since September 2014)

  Committees: Compensation

EXPERIENCE

Mr. Pegram has served on the Board since July 2020 and served on the Board of ERI from September 2014 until July 2020. Mr. Pegram has been a partner in the Carson Valley Inn in Minden, Nevada since June 2009 and a partner in the Bodines Casino in Carson City, Nevada since January 2007. Mr. Pegram is the managing member of G PEG I, LLC, which owns and operates five casinos in the Reno and Carson City area. Mr. Pegram has more than 45 years of experience owning and operating 25 successful McDonald’s franchises through AMT Investments. Mr. Pegram is the former Chairman of the Thoroughbred Owners of California and has been the owner of a number of racehorses, including 1998 Kentucky Derby and Preakness Stakes winner, Real Quiet, 2010 Preakness Stakes winner, Lookin at Lucky, 1998 Breeders’ Cup Juvenile Fillies winner and 1999 Kentucky Oaks winner, Silverbulletday, 2001 Dubai World Cup winner, Captain Steve, and the 2007 and 2008 Breeders’ Cup Sprint winner, Midnight Lute. Additionally, Mr. Pegram served as a director of Skagit State Bancorp from April 1997 to November 2018.

QUALIFICATIONS

Mr. Pegram has been selected to serve as a director because of his extensive experience in the horse racing industry and as an investor, business owner, and director of various casino operations.

10	2025 PROXY STATEMENT

  Age: 53

  Director Since: July 2020 (Director

  of ERI since September 2014)

  Committees: None

EXPERIENCE

Mr. Reeg has served on our Board since July 2020 and served on the Board of ERI from September 2014 until July 2020. Mr. Reeg served as Chief Financial Officer of ERI from March 2016 to May 2019 and has been our Chief Executive Officer since January 2019 and President from September 2014 until December 31, 2018. Mr. Reeg served as a member of the board of managers of Eldorado Resorts LLC from December 2007 to September 2014, as Senior Vice President of Strategic Development for Eldorado Resorts LLC from January 2011 to September 2014 and a member of the executive committee of Silver Legacy (which is the governing body of Silver Legacy) from August 2011 through August 2014. Mr. Reeg is a Vice President and a member the board of directors of REI, a less than 5% shareholder of the Company and a partial owner of G PEG I, LLC, which owns and operates five casinos in the Reno and Carson City area. Mr. Reeg was a member of the board of managers of NGA HoldCo, LLC, which was a shareholder of ours, from 2007 through 2011 and served on the board of directors of Autocam Corporation from 2007 to 2010. From 2002 to 2005, Mr. Reeg was a Managing Director and portfolio manager at AIG Global Investment Group (“AIG”), where he was responsible for co-management of the high-yield mutual fund portfolios. Prior to his role at AIG, Mr. Reeg was a senior high-yield research analyst covering various sectors, including the casino, lodging and leisure sectors, at Bank One Capital Markets.

QUALIFICATIONS

Mr. Reeg has been selected to serve as a director because of his management position and extensive experience and familiarity with the business of the Company.

  Age: 73

  Director Since: July 2020 (Director

  of ERI since September 2014)

  Committees: Audit (Chair) and

  Nominating and Corporate Governance

EXPERIENCE

Mr. Tomick is our Lead Independent Director and has served on the Board since July 2020 and served on the Board of ERI from September 2014 until July 2020. Mr. Tomick co-founded Securus, Inc., a company involved in the GPS monitoring and Personal Emergency Response business, and served as its Chief Financial Officer from 2008 to 2010 and as its Chairman from 2010 to March 2015. From 1997 to 2004, Mr. Tomick was Executive Vice President and Chief Financial Officer of SpectraSite, Inc., a NYSE-listed wireless tower company. Mr. Tomick was, from 1994 to 1997, the Chief Financial Officer of Masada Security, a company involved in the security monitoring business and, from 1988 to 1994, the Vice President-Finance of Falcon Cable TV, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick currently serves on the board of directors of Casalu, Inc. since October 2020, Gryppers, Inc., since July 2016, Autocam Medical since 2008 and First Choice Packaging since 2006 and has served on the Board of the following organizations: Autocam Corporation (2008-2014), NuLink Digital (2010-2016) and TransLoc, Inc. (2005-2016).

QUALIFICATIONS

Mr. Tomick has been selected to serve as a director because of his financial and management expertise and his experience with respect to raising capital, mergers and acquisitions, corporate governance and investor relations.

11

SELECTION OF DIRECTORS

DIRECTOR NOMINATIONS—QUALIFICATIONS, SKILLS & TENURE

Qualifications

The Nominating and Corporate Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Nominating and Corporate Governance Committee Charter. In identifying candidates, the Nominating and Corporate Governance Committee has the authority to engage and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. The Nominating and Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of our Board based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating and Corporate Governance Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board as a whole. In addition, the Nominating and Corporate Governance Committee evaluates a candidate’s independence and his or her background and relationships, and expertise in the context of our Board’s needs.

The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee ascertain that each nominee has: (i) demonstrated business and industry experience that is relevant to us; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with us and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of shareholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with us and dedicate sufficient time and energy to his or her board duties; (vii) an established reputation for good character, honesty, integrity, prudent business skills, leadership abilities and moral and ethical bearing; and (viii) the ability to work constructively with our other directors and management. The Nominating and Corporate Governance Committee may also take into consideration whether a candidate’s background and skills meet any specific needs of the Board that the Nominating and Corporate Governance Committee has identified.

Under the Nominating and Corporate Governance Committee Charter, shareholders may recommend nominees for director to the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. The Nominating and Corporate Governance Committee will evaluate nominees recommended by shareholders in the same manner as those recommended by the Nominating and Corporate Governance Committee. Shareholders wishing to submit recommendations of director candidates for consideration by the Nominating and Corporate Governance Committee should send the candidate’s name and qualifications to our Corporate Secretary at 100 West Liberty Street, 12th Floor, Reno, Nevada 89501.

Skills, Experience and Competencies

In addition to the qualifications described above, the Nominating and Corporate Governance Committee considers such factors as industry experience, financial and business experience, public company experience and other relevant education and experience. The Nominating and Corporate Governance Committee and other members of the Board believe it is important for the full Board to leverage the individual skills and experience of each director in order to fulfill its oversight role and support the interests of shareholders as a collective body.

Below is a summary of certain skills, experience and competencies that the Board considers of particular relevance, along with an explanation as to why each such skill, experience and competency supports the overall function of the Board. The yellow shading indicates that the skill, experience or competency is of particular importance to the director’s ability to meaningfully contribute to Board discussions and deliberations, given how these skills, experiences and competencies relate to current and anticipated strategic plans and operating requirements and the long-term interest of shareholders (referred to as “core competencies”).

12	2025 PROXY STATEMENT

*Operational/Executive/Public Company Leadership Experience: Experience as an executive officer, specifically at a public company, may better allow a director to understand and contribute to matters such as strategic planning, financial reporting and day-to-day operations.

*Business Development, Strategy, M&A, Real Estate/Real Estate Investment Experience: Over time, the Company has engaged in a number of strategic dispositions and acquisitions, and an understanding of M&A and other strategic investments (including those involving real estate (given the nature of our business)) will help a director evaluate the opportunities and risks associated with such transactions.

*Consumer/Hospitality/Gaming Industry Experience: Board members who have an understanding of our core businesses can provide valuable insight into how to continue to build our iconic brands and better engage with our customers and guests around the world.

*Shareholder Advocacy Experience: Directors who have experience with and can bring perspective in understanding shareholder expectations and driving change based on engagement feedback.

*Corporate Social Responsibility; Environmental/Sustainability/Climate Change Experience: Experience in these areas can help support management accountability, transparency and oversight of issues that may have a material impact on shareholder value or long-term business resilience and supports the Board’s ability to oversee long-term strategy, regulatory compliance, and reputation management.

*Human Capital/Talent Development Experience: Given the competitive nature of our business, experience attracting and retaining top talent can help shape the organization’s culture and assist with oversight of talent development.

*Risk Management/IT Cybersecurity, Data Technology Experience: Directors who have experience managing risks associated with cybersecurity and IT functions can help provide knowledge and guidance to the Board with respect to data protection and oversight of associated security risks.

*Finance/Accounting Experience: Directors who have experience with finance and accounting can help evaluate financial management, capital allocation, internal controls and reporting, which helps support risk management.

*Government, Public Policy or Regulatory Affairs/Legal Experience: Our industry is highly regulated, so directors with knowledge and experience with governmental regulations affecting our business can enhance the full Board’s understanding of these matters; legal experience can assist with risk management and evaluation.

13

The matrix below is intended to capture the competencies of the full Board of Directors, specifically those that relate to skills, experience, expertise, attributes and tenure, including the core competencies referred to above.

	Skills, Experiences, Expertise, Attributes and Tenure
													Total Average

Operational/Executive/Public Company Leadership	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	92%

Business Development, Strategy, M&A, Real Estate/Real Estate Investment	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	100%

Consumer/ Hospitality/Gaming Industry	🌑	🌑	🌑	🌑		🌑				🌑	🌑	🌑	67%

Shareholder Advocacy	🌑		🌑	🌑		🌑	🌑	🌑		🌑	🌑		67%

Corporate Social Responsibility; Environmental/ Sustainability/ Climate Change	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑	92%

Human Capital/ Talent Development	🌑	🌑	🌑	🌑	🌑	🌑		🌑	🌑		🌑		75%

Risk Management/IT, Cybersecurity, Data Technology	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	100%

Finance/Accounting	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	100%

Government, Public Policy or Regulatory Affairs/Legal	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑	92%

Female	🌑	🌑			🌑								25%

Ethnically or Racially Diverse					🌑								8%

Years on the Board*	4.8	4.8	4.8	4.8	1.0	4.8	0.1	4.8	0.1	4.8	4.8	4.8	3.7

Self-Identified Age	63	76	73	85	65	73	54	48	45	73	53	73	65

Independent	Y	Y	N	Y	Y	Y	Y	Y	Y	Y	N	Y	83%

*

Tenure on our Board reflects the number of years of service on the board of directors of Caesars Entertainment Inc., the combined company that resulted from the transformative merger between CEC and ERI in July of 2020.

SHAREHOLDER PROPOSALS FOR THE NEXT MEETING

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of shareholders intended for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2026 must be received at our executive offices no later than January 1, 2026. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

To otherwise present a timely proposal or other business for consideration by our shareholders at the annual meeting of shareholders to be held in 2026, pursuant to our Bylaws (the “Bylaws”), a shareholder’s written notice must be delivered to or mailed and received at our principal executive offices no earlier than the close of business on February 15, 2026 nor later than the close of business on March 17, 2026. In addition, not less than 60 days prior to the date of the next meeting of shareholders called for the election of directors (the “Election Meeting”), a shareholder who intends to make a nomination of a candidate for election as director of the Company at the Election Meeting shall deliver to our Secretary a notice setting forth additional information with respect to each nominee as required under our Bylaws. This notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statements in accordance with the rules of the SEC and shareholder nominations of director candidates which must comply with the Nominating and Corporate Governance Committee Charter described elsewhere in this Proxy Statement. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2026. Our Bylaws are posted on the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, under “Other Governance Documents”.

14	2025 PROXY STATEMENT

DIRECTOR INDEPENDENCE

For a director to be considered independent, the director must meet the bright line independence standards under the Nasdaq listing standards and the Board must affirmatively determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board determines director independence based on an analysis of the independence requirements of the Nasdaq listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination.

Our Board has affirmatively determined that each current director, except Messrs. Gary L. Carano and Reeg, is independent under the Nasdaq listing standards. In determining the independence of directors, the Board considered all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business and personal relationships any director may have with us.

•	Based on the Nasdaq listing standards, Messrs. Gary L. Carano and Reeg are not considered independent because of their current positions as executive officers of the Company.

•

In determining that Mr. Pegram is independent, the Board considered the personal and business relationships that Mr. Pegram has had with the Carano family for over 20 years, including co-ownership of local casinos in Northern Nevada. The Board also considered that the Company leases space from two of Mr. Pegram’s casinos to operate retail sportsbooks, and space for sports betting kiosks at three additional casinos of Mr. Pegram. Rent payments made by the Company during 2024 under these lease arrangements represented approximately 0.15% of the five casinos’ gross revenues for 2024. Finally, the Board also considered that Mr. Pegram is an investor in a start-up business with Messrs. Reeg and Tomick. The Board affirmatively determined that such relationships would not interfere with Mr. Pegram’s ability to exercise independent judgment in carrying out his responsibilities as a director.

•

In determining that Mr. Tomick is independent, the Board considered that Mr. Tomick is an investor in a start-up business with Messrs. Reeg and Pegram. The Board affirmatively determined that such relationships would not interfere with his ability to exercise independent judgement in carrying out his responsibilities as a director.

•

In determining that Ms. Jones Blackhurst is independent, the Board considered Ms. Jones Blackhurst’s role as the Executive Vice President of Communications and Government Relations of Caesars Entertainment Operating Company from November 2011 until October 2017 and her role as the Executive Vice President, Public Policy and Corporate Responsibility of CEC from May 2017 through September 2019. The Board affirmatively determined that such relationship, which ended more than five years ago, would not interfere with her ability to exercise independent judgment in carrying out her responsibilities as a director.

To effectively support its responsibilities, the Board currently has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Corporate Social Responsibility Committee. Each committee is currently comprised solely of independent directors and during 2024 each of our standing committees was comprised solely of independent directors. As of the date of this Proxy Statement, Messrs. Lynn and Papapostolou have not been appointed to serve on any committees of the Board. The Company also has a Compliance Committee, which is discussed in more detail below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2024, Messrs. Kornstein, Mather and Pegram served as members of our Compensation Committee. No member of the Compensation Committee is, or in 2024 was, or has previously been, an officer or employee of us or our subsidiaries. Other than Mr. Pegram, as described below within “RELATED PARTY TRANSACTIONS—LEASED PROPERTY,” in 2024, no other member of the Compensation Committee had any direct or indirect material interest in a transaction or a business relationship with us that would require disclosure under the rules of the SEC relating to disclosure of related party transactions.

Mr. Gary L. Carano, our Executive Chairman, and Mr. Reeg, our CEO and a member of our Board, also serve as executive officers and members of the board of directors of REI, a less than 5% shareholder of the Company that does not have a board committee overseeing compensation. Other than Mr. Gary L. Carano and Mr. Reeg, in 2024, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or the Compensation Committee.

For information about related person transactions involving members of our Board of Directors, see “RELATED PARTY TRANSACTIONS.”

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of the shares of our common stock, to file reports of ownership and changes in

15

ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the years ended December 31, 2024, except that, due to an administrative error, a Form 4 reporting one transaction for Mr. Mather was filed late.

BOARD STRUCTURE AND RESPONSIBILITIES

BOARD LEADERSHIP STRUCTURE

Mr. Gary L. Carano is Executive Chairman of the Board, Mr. Reeg is our Chief Executive Officer (the “CEO”) and Mr. Anthony L. Carano is our President and Chief Operating Officer (the “COO”). In these roles, Messrs. Reeg and Anthony L. Carano have general charge and management of our affairs, property and business, while Mr. Gary L. Carano provides independent oversight of senior management and Board matters and serves as a valuable bridge between our Board and our management. In addition, the Executive Chairman provides guidance to the CEO, sets the agenda of the Board in consultation with the CEO and Lead Independent Director and presides over meetings of shareholders and the Board.

Mr. Tomick is our Lead Independent Director. He has, in addition to the powers and authorities of any member of the Board, the power and authority to chair executive sessions and to work closely with the Executive Chairman in determining the appropriate schedule for the Board meetings. In his role as Lead Independent Director, Mr. Tomick serves as a liaison between the independent directors, Executive Chairman and CEO and leads the Board’s evaluation of the Executive Chairman and CEO. Mr. Tomick also is responsible for being available for consultation and direct communication with major shareholders and responding directly to shareholder questions, as appropriate. The Lead Independent Director position is at all times held by a director who is “independent” as defined in Nasdaq Rule 5605(a)(2).

Mr. Kornstein is our Vice Chair. In his role as Vice Chair, Mr. Kornstein is tasked with providing an additional layer of independent leadership relating to Board matters, including reviewing and approving meeting agendas and overseeing the quality, quantity and timeliness of information sent to the Board. As part of his Vice Chairman duties, and given his extensive industry experience, Mr. Kornstein provides management and the Board with valuable insights and guidance with respect to strategic initiatives, transaction structuring, governance practices, industry-specific regulatory considerations, tax matters, stakeholder relationships and crisis management oversight, to the extent applicable. This includes being available to provide mission-driven leadership for various financial transactions and operating projects and to provide an enhanced level of input and evaluation with respect to strategic initiatives and other operational matters, as well as providing an independent perspective that is rooted in both industry and tactical business experience.

The Board believes that this leadership structure is appropriate at this time. Although the roles of CEO and Chairman of the Board are currently separate, the Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board, as the Board believes it is in our best interests and the best interests of our shareholders to make that determination based on the position and direction of our Company and the composition of the Board. Maintaining a position of Lead Independent Director and an independent Vice Chair provides an extra layer of independent oversight, and we believe this structure facilitates independent oversight of management while fostering effective communication between our management and the Board.

RISK MANAGEMENT & OVERSIGHT

Our Board as a whole oversees risks related to our company and business strategies and operations, exercising this responsibility by considering the risks related to its decision making. Our Board has delegated certain elements of its risk oversight responsibility to its committees to better coordinate with management, and has retained oversight of certain elements of risk where appropriate. The committees report their findings to the full Board on a regular basis. In addition, at its meetings, the Board discusses the risks that we face, including those management has highlighted as the most relevant risks. Furthermore, the Board’s oversight of enterprise risk involves an assessment of the risks inherent in our long-term strategies, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management.

The Board recognizes that the Board and management are responsible for identifying and attempting to mitigate risks that could cause significant damage to our business or shareholder value. The risks facing us, as outlined in the Risk Factors section of our Annual Report Form 10-K, include risks associated with our financial position, liquidity, cybersecurity and data privacy, operating performance, ability to meet our debt and master lease obligations and regulations applicable to our operations and compliance therewith.

16	2025 PROXY STATEMENT

Below is a list of the risk management responsibilities of each of our Board committees:

Audit Committee

•  Managing risk associated with financial reporting processes, financial statements and internal controls

•  Managing risks associated with significant financial and accounting policies

•  Overseeing effectiveness of management’s processes that monitor and manage other key business risks

Compensation Committee

•  Managing risks associated with compensation structure, benefit plans and programs

•  Monitoring the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters

•  Monitoring the Company’s compliance with the Company’s Clawback policy

•  Monitoring the relationship between risk management policies and compensation programs and practices

•  In consultation with the Corporate Social Responsibility Committee, managing risks associated with human capital management oversight

Nominating and Corporate Governance Committee

• Managing risks associated with corporate governance practices • In consultation with the Board, succession planning for the CEO and key executive officers

Corporate Social Responsibility Committee

Managing risks associated with: • Climate change • Responsible gaming • Team Member and customer well-being • Maintaining sustainable operations • Human capital management oversight

Compliance Committee

As a publicly traded corporation registered with and licensed by multiple regulatory bodies and as required by the Mississippi Gaming Commission, Nevada Gaming Commission and New Jersey Casino Control Commission, we maintain a Compliance Committee which implements and administers our Compliance Plan. The Compliance Committee’s duties include investigating key team members, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with us or our subsidiaries and making recommendations to our management concerning suitability. Our Compliance Committee currently includes independent directors Messrs. Fahrenkopf and Pegram, and non-director members Mr. A.J. “Bud” Hicks (who serves as the Chairperson and an independent member of the Compliance Committee), Mr. Anthony L. Carano (who serves as the President and Chief Operating Officer), Ms. Stephanie Lepori (who serves as the Chief Administrative and Accounting Officer) and Mr. Jeffrey Hendricks (who serves as the Compliance Officer). Mr. Edmund L. Quatmann, Jr. (who serves as our Chief Legal Officer) also serves as an ex-officio member of the Compliance Committee. The Compliance Committee held four meetings in 2024.

The Compliance Committee is responsible for overseeing risks associated with our gaming activities and regulatory compliance.

17

CYBERSECURITY OVERSIGHT

Our Board considers cybersecurity risk as critical to the enterprise and is responsible for reviewing our cybersecurity risk profile, including management’s design, implementation and enforcement of our cybersecurity risk management program. In January 2024, we hired a Chief Information Security Officer (“CISO”) with significant experience in leading cybersecurity teams to assume the leadership of management’s responsibilities and governance. The Board of Directors receive periodic updates and presentations on cybersecurity topics from our CISO, supported by internal security staff and/or external experts, as part of the Board’s continuing education on topics that impact public companies.

The Board has determined that retaining responsibility for risks related to cybersecurity oversight is appropriate, given the complexity of the risks associated with cybersecurity and the attention required to appropriately review and monitor such risks. The full Board lends its collective experience and attention to discussing and overseeing potential risks identified by management and stays up to date on management’s risk-mitigation processes related to cybersecurity.

EXECUTIVE SESSION AND MEETING ATTENDANCE

Our Corporate Governance Guidelines provide that the independent directors must meet at least twice annually in executive session and that independent directors will have the opportunity to convene in executive session at every meeting of the Board, in their discretion. Our independent directors met during in-person executive sessions, without management present, at our four regularly scheduled in-person Board meetings during 2024.

In addition to the four regularly scheduled in-person Board meetings, during 2024, our Board held one off-cycle meeting and acted by unanimous written consent five times. Each incumbent director attended 100% of the Board meetings and meetings of the committees of the Board on which such director served during 2024 and that were held during the period for which he or she served as a director or as member of such committee. In addition to Board and committee meetings, directors are encouraged to attend our annual meeting of shareholders. Messrs. Gary L. Carano and Thomas R. Reeg attended our 2024 annual meeting of shareholders.

BOARD OVERSIGHT

General

Our Board provides the ultimate oversight of the Company and oversees and advises members of management who are responsible for the day-to-day operations and management of the Company. The Board has developed a number of specific expectations of its directors, set forth in the Company’s Corporate Governance Guidelines, to promote the discharge of the Board’s responsibilities and the efficient conduct of the Board’s business.

Management Succession Planning

In consultation with the Board, the Nominating and Corporate Governance Committee periodically reviews and makes recommendations to the Board regarding formal and informal policies and procedures as it deems appropriate regarding succession plans in the event of the retirement, death, incapacity, emergency or other eventuality with respect to the CEO, as well as succession plans for other senior management positions. The Company has a formal CEO and key executive officer succession plan. The plan is evaluated by the Nominating and Corporate Governance Committee from time to time (at least annually) and the Nominating and Corporate Governance Committee provides reports to the Board.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct (the “Code”), which includes our Conflicts of Interest Policy, applicable to all directors and team members, including the CEO, Chief Financial Officer (the “CFO”) and Chief Administrative and Accounting Officer. The Code is posted on the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, under “Other Governance Documents”, and a printed copy will be delivered on request by writing to the Corporate Secretary at Caesars Entertainment, Inc. c/o Corporate Secretary, 100 West Liberty Street, 12th Floor, Reno, Nevada 89501. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of the Code by posting such information on our website.

18	2025 PROXY STATEMENT

Political Contributions Policy

We have adopted a Political Contributions Policy, a copy of which is posted on our website at https://investor.caesars.com/corporate-governance. The policy sets forth our policy and procedures with regard to political contributions and provides for annual reporting on our website.

CORPORATE SOCIAL RESPONSIBILITY

Our Board and senior executives view corporate social responsibility (“CSR”) as an integral element in the way we do business, with the belief that being a good corporate citizen helps protect the Company against risk, contributes to improved performance and helps foster positive relationships with all those with whom we connect. Consequently, the Board and our executive management are committed to being an industry leader in CSR. In 2024, the Board and our leadership continued to engage with our CEO-level external CSR Advisory Board composed of experts representing inclusion, social impact, sustainability, business strategy, academia and investors, and used their guidance to confirm our CSR priorities. These priorities are reflected in our 15th annual CSR report, published in 2024 in accordance with Global Reporting Initiative Standards, a copy of which is posted on our website at https://investor.caesars.com/esg-resource-hub.

CSR Committee of the Board

Our Board has a CSR committee that defines the duties and responsibilities of the Board in supporting delivery of our corporate purpose and CSR strategy.

Code of Commitment

We are committed to being a responsible corporate citizen and environmental steward through our CSR strategy, PEOPLE PLANET PLAY. This is reflected in our Code of Commitment which is our public pledge to our guests, Team Members, communities, business partners and all those we reach that we will honor the trust they have placed in us through ethical conduct and integrity. We commit to:

•	PEOPLE: Supporting the wellbeing of our Team Members, guests and local communities.

•	PLANET: Taking care of the world we all call home.

•	PLAY: Creating memorable experiences for our guests and leading responsible gaming practices in the industry.

PEOPLE PLANET PLAY Strategy

Our PEOPLE PLANET PLAY strategy defines how we meet the obligations of our Code of Commitment. PEOPLE PLANET PLAY establishes multi-year targets in key areas of impact, including science-based greenhouse gas (“GHG”) emissions-reduction goals, aligning with global best practices on climate change action. In 2022, we conducted a comprehensive CSR assessment to evaluate our assumptions. With the help of an external specialist, our assessment gathered input from internal and external stakeholders, reviewed multiple industry and environmental, social and governance (“ESG”) disclosures, standards and frameworks and yielded 21 material topics. Our materiality assessment is available on our website at https://investor.caesars.com within the ESG resource hub on our Corporate Social Responsibility page. We are in the process of reviewing and updating our materiality assessment.

Responsible Gaming

For more than thirty years, we have maintained our Responsible Gaming (“RG”) program. We train tens of thousands of Team Members each year and a cohort of RG Ambassadors throughout our properties to identify guests in need of assistance and provide support. In recent years, we have contributed to the National Center for Responsible Gaming, the National Council on Problem Gaming and other state programs to help advance responsible practices in the gaming industry. Our Caesars Digital segment also maintains responsible gaming programs tailored to each state in which it operates, participates in our overarching Responsible Gaming program, and offers users in-application RG tools such as time on device restrictions and wagering limits. No customers under 21 years of age are allowed to wager on any of our Caesars Sportsbook, Caesars Racebook and iGaming mobile apps.

Bank Secrecy Act & Anti-Money Laundering

We maintain a comprehensive risk-based Bank Secrecy Act (“BSA”) and Anti-Money Laundering (“AML”) program. It includes strong governance and effective internal controls and procedures to comply with applicable BSA requirements, regulatory guidance and any related laws, and to take measures to prevent our affiliated

19

casinos from being used for money laundering or other criminal activity. Execution of the program is governed with reference to the Financial Crimes Enforcement Network’s guidance on the Culture of Compliance. Our internal AML Policy, Know Your Customer Policy and BSA Identification Policy outline our AML Program and set the minimum standards for the related procedures and internal controls of our casino affiliates. Team Members are required to complete annual trainings related to company policies, including AML.

Code of Ethics and Business Conduct

We also maintain the Code, which includes standards designed to deter wrongdoing and to promote, amongst other standards, honest and ethical conduct and full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC.

Our Chief Legal Officer serves as the compliance officer of the Code and we provide periodic training regarding the contents and importance of the Code. Please refer to our Code of Ethics and Business filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2024.

Gaming Compliance Plan

Additionally, we maintain an Amended and Restated Gaming Compliance Plan (the “GC Plan”), which is approved by various gaming regulators. The GC Plan is designed to implement procedures to enhance the likelihood that no activities of the Company or any affiliate of the Company will impugn our reputation and integrity. The GC Plan also establishes a Compliance Committee that assists the Company in implementing its strict policy that its business be conducted with honesty and integrity, and in accordance with high moral, legal and ethical standards. Our Senior Vice President & Assistant General Counsel – Regulatory & Compliance serves as the Compliance Officer as defined by the GC Plan.

Environmental Stewardship

We take a proactive approach to environmental sustainability through our CodeGreen strategy established in 2007, striving to improve our performance across energy and GHG emissions efficiencies, reduction of water consumption and increasing diversion of waste from landfills. We recognize the impact climate change can play both on our business and the guests we serve. Identifying, assessing, and managing the risks and opportunities therefore plays a vital role in our long-term strategic thinking on climate and water, and how we approach our CSR goals. Our goals are based in science as part of our strategy to reduce our environmental impact. Please refer to our 15th annual CSR report, published in 2024 in accordance with Global Reporting Initiative Standards, located at https://investor.caesars.com/esg-resource-hub for additional details on our CSR goals.

Community Investment

We contribute to our local communities to help them develop and prosper through funding community projects, Team Member volunteering and cash donations from the Caesars Foundation, a private foundation funded from our operating income. In 2024, the Caesars Foundation contributed $3.4 million to communities across the United States. During 2024, our Team Members, including Team Members through our tribal partnerships, volunteered over 93,000 hours through the HERO program.

Team Member Engagement, Compensation, Benefits, Development, Safety and Wellbeing

We aim to provide a workplace that is engaging, empowering, inclusive and respectful for all Team Members, embracing a culture of openness, passion for service and recognition. Our ongoing investment in professional training and development, safety, health and wellbeing, and Team Member recognition linked to guest satisfaction and community engagement are all important drivers of our success in delivering strong business results and creating value. We have approximately 50,000 Team Members throughout our organization, excluding all tribal partnerships.

Talent acquisition and retention are key priorities. We maintain a wide range of channels for recruiting, including outreach to academic institutions, trade training centers, culinary institutions and nonprofits that help us source a dynamic pool of candidates who represent the communities in which we operate across the United States. We are committed to supporting Team Members throughout their career with Caesars and providing opportunities to achieve their professional goals.

We remain focused on recruiting and retaining Team Members who represent the communities in which we operate and creating an inclusive environment where all Team Members and guests are welcome. We embrace the unique and dynamic perspectives of our workforce and are committed to providing a workplace where every individual feels valued and empowered to be their best. We are concluding our five-year workforce diversity goals established in 2020, and will continue to comply with demographic requirements as outlined by various regulators.

20	2025 PROXY STATEMENT

We strive to inspire our Team Members through our mission, vision and values, and our Code of Commitment (described above). To evaluate our Team Member experience and our retention efforts, we monitor several Team Member measures, such as turnover rates and Team Member satisfaction. We send out Team Member experience surveys to help us further understand the drivers of engagement and areas where we can improve. These surveys are completed on a regular basis alongside additional surveys targeted at specific events within a Team Member cycle such as new hire onboarding and exit inquiries.

Our compensation and benefits programs are designed to attract, retain and motivate our Team Members. In addition to competitive salaries and wages, we provide a variety of short-term, long-term and incentive-based compensation programs to reward performance relative to key metrics relevant to our business. We offer comprehensive benefit options including, but not limited to, retirement savings plans, health insurance coverage (including medical, mental health, dental, vision and pharmacy), parental leave, educational assistance, training opportunities, company-paid life insurance and a Team Member assistance program.

We place utmost importance on creating a safe workplace for our Team Members, embedding procedures so that all our Team Members have the awareness, knowledge and tools to make safe working a habit.

We also maintain programs to help our Team Members improve their health and wellbeing. These programs strive to provide metrics to demonstrate improvements in health for participating Team Members and their covered family members. We continue to make enhancements to our offerings and wellbeing programs with a wide range of affordable options, mental health initiatives and onsite primary care clinics.

CORPORATE GOVERNANCE GUIDELINES

The matters discussed above reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Board size;

•	Director qualifications and membership criteria;

•	Majority voting procedures;

•	Director independence;

•	Director responsibilities;

•	Board meetings and attendance and participation at those meetings;

•	Board committees;

•	Executive sessions;

•	Director orientation, training and continuing education;

•	Director compensation;

•	Performance evaluation of the Board and its committees; and

•	Public interactions.

Learn more about our governance practices, procedures and philosophies by visiting the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, where you will find our Corporate Governance Guidelines, committee charters and other important governance documents. We intend to disclose any future amendments to the Corporate Governance Guidelines on our website.

COMMITTEES OF THE BOARD

The Board has determined that each committee member is independent as defined in the Nasdaq listing standards. The Board has adopted a written charter for each of these committees. The charter for each of these committees is available on the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, under “Committee Charters”.

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The chart below reflects the composition of the standing committees of our Board as of the date of this Proxy Statement:

NAME	AUDIT	COMPENSATION	CORPORATE SOCIAL RESPONSIBILITY	NOMINATING AND CORPORATE GOVERNANCE

Bonnie S. Biumi	•			•

Jan Jones Blackhurst			Chair	•

Frank J. Fahrenkopf				Chair

Kim Harris Jones	•		•

Don R. Kornstein		Chair	•	•

Jesse Lynn

Courtney R. Mather	•	•

Ted Papapostolou

Michael E. Pegram		•

David P. Tomick	Chair			•

Audit Committee

4 MEETINGS IN 2024

MEMBERS Biumi Jones Mather Tomick (Chair)

INDEPENDENCE

Ms. Biumi, Ms. Harris Jones and Messrs. Mather and Tomick are independent as independence is defined under the Nasdaq listing standards.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board has determined that Ms. Biumi, Ms. Harris Jones and Messrs. Tomick and Mather each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to oversee our corporate accounting and financial reporting processes and the audits of our financial statements; provide an avenue of communication among our independent auditors, management, our internal auditors and our Board; and prepare the Audit Committee Report required by the SEC to be included in our annual proxy statement or annual report on Form 10-K. The principal duties and responsibilities of our Audit Committee are to oversee and monitor the following:

• The preparation of the annual Audit Committee Report to be included in our annual proxy statement;

• Our financial reporting process and internal control system;

• The integrity of our financial statements;

• The independence, qualifications and performance of our independent auditor;

• The performance of our internal audit function;

• Our compliance with legal, ethical and regulatory matters; and

• Risks that may have a material impact on the financial statements or the Company’s policies and procedures and internal controls.

The Audit Committee investigates any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

22	2025 PROXY STATEMENT

Compensation Committee

4 MEETINGS IN 2024 In addition to formal meetings, the Compensation Committee met informally multiple times and acted by unanimous written consent on one occasion during 2024.
MEMBERS	INDEPENDENCE
Kornstein (Chair) Mather Pegram

Messrs. Kornstein, Mather and Pegram are independent as independence is defined under the Nasdaq listing standards and “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Our Compensation Committee is responsible for designing, approving and evaluating the administration of our compensation plans, policies and programs.

The Compensation Committee makes determinations with respect to salaries, bonuses, equity awards and deferred compensation plans for our executive officers as well as the policies underlying the methods by which we compensate our executives, and administers our clawback policy. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated Compensation Committee member to perform certain of its duties on its behalf, including, to the extent permitted by applicable law, the delegation to a subcommittee of one director the authority to grant stock options and equity awards. The Compensation Committee reviews the recommendations of our CEO with respect to individual elements of the total compensation of our executive officers (other than the CEO) and key management. The Compensation Committee delegated authority to Mr. Reeg to grant equity awards to team members who are not executive officers or officers subject to Section 16(a) of the Exchange Act in an aggregate amount not to exceed $10,000,000 (based on fair market value as of the grant date).

It is the responsibility of the Compensation Committee to review our compensation policies and practices in the context of their potential encouragement of excessive risk-taking behavior. We believe that any risks arising from our current compensation policies and practices are not reasonably likely to have a material adverse effect on us. As described in the section entitled “Compensation Discussion and Analysis”, we continue to review and develop our executive compensation policies with the objective of ensuring that management incentives promote disciplined, sustainable achievement of our long-term goals.

Each year the Compensation Committee reviews whether the work of the compensation consultant raises any conflicts of interest by evaluating the six independence factors under the Nasdaq listing rules.

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Corporate Social Responsibility Committee

4 MEETINGS IN 2024
MEMBERS Blackhurst (Chair) Jones Kornstein	INDEPENDENCE Ms. Jones Blackhurst, Ms. Harris Jones and Mr. Kornstein are independent as independence is defined under the Nasdaq listing standards.

The purpose of the Corporate Social Responsibility Committee is to assist the Board in fulfilling its responsibilities related to oversight of the Company’s sustainability risks and opportunities and CSR issues. The Committee’s scope includes public policy, regulatory environments, corporate responsibility programs (including responsible gaming) and issues that may, in the view of the committee, affect the business, shareholder value, or other stakeholders from a sustainability and an inclusion perspective. The committee is tasked with providing guidance to the Board and/or other Board committees, set direction, and oversee corporate responsibility programs.

The principal duties and responsibilities of the Corporate Social Responsibility Committee are as follows:

• Define and oversee the Company’s business purpose, value or mission statements, strategies, policies, and goals related to environmental sustainability, responsible gaming, and inclusion topics;

• Create programs to develop the collective knowledge, skills, and experience of Board members on sustainability and CSR trends, regulation, risks, opportunities and peer performance; and

• Review the company’s annual CSR report and other related disclosures including policies and position statements, as needed, and recommend changes to the Board.

Nominating and Corporate Governance Committee

5 MEETINGS IN 2024 In addition to formal meetings, the Nominating and Corporate Governance Committee acted by unanimous written consent on one occasion during 2024
MEMBERS	INDEPENDENCE
Biumi Blackhurst Fahrenkopf (Chair) Kornstein Tomick	Ms. Biumi, Ms. Jones Blackhurst, and Messrs. Fahrenkopf, Kornstein and Tomick are independent as independence is defined under the Nasdaq listing standards.

The primary purposes and responsibilities of the Nominating and Corporate Governance Committee are to (1) identify and vet individuals qualified to become directors, consistent with the criteria approved by our Board set forth in the Nominating and Corporate Governance Committee Charter, (2) nominate qualified individuals for election to the Board at the next annual meeting of shareholders and (3) in consultation with the Executive Chairman of the Board, review the operational relationship of the various committees of the Board as set forth in the Nominating and Corporate Governance Committee Charter.

24	2025 PROXY STATEMENT

BOARD ACCOUNTABILITY AND PROCESSES

COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties may communicate with the Board by sending written correspondence to the Chair of the Nominating and Corporate Governance Committee at the principal executive office located at: Caesars Entertainment, Inc. 100 West Liberty St., 12th Floor, Reno, Nevada 89501, Attention: Corporate Secretary. The Chair of the Nominating and Corporate Governance Committee and his or her duly authorized representatives are responsible for collecting and organizing shareholder and interested party communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each shareholder and interested party communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities.

DIRECTOR ORIENTATION AND EDUCATION

The Board has delegated to the Nominating and Corporate Governance Committee the task of monitoring, in consultation with the Executive Chairman of the Board and with the support of management, the orientation program for new directors and continuing training/education programs for all directors. Directors are expected to undertake continuing training/education to perform their duties. Management of the Company will coordinate with the Board in preparing educational and training sessions for directors on matters relevant to the Company’s operations and plans.

DIRECTOR REFRESHMENT AND PERFORMANCE EVALUATION

The Company does not have a retirement policy or a tenure limit for members of the Board at this time. The Board believes that regularly adding new members to the Board while maintaining knowledge of longer tenured members is an appropriate mechanism to maintain an engaged, knowledgeable and vibrant Board. In April 2024, after an extensive search assisted by a third-party search firm, the Board expanded from nine to ten members and elected Ms. Harris Jones to our Board of Directors. Ms. Harris Jones brings valuable experiences and perspective to our Board with significant management and financial experience with large complex global corporations and her service as a director on various public company boards. In March 2025, the size of our Board increased to twelve members and the Company appointed Messrs. Lynn and Papapostolou to our Board of Directors pursuant to the Director Nomination Agreement. Mr. Lynn brings to the Board his extensive experience in legal and finance as well as his experience as a director of other public companies. Mr. Papapostolou brings to the Board his significant experience in corporate finance and accounting as well as his service on the boards of other public companies.

The Nominating and Corporate Governance Committee, in consultation with the Executive Chairman of the Board, conducts annual evaluations/assessments of each of the Board’s members and respective committees. The assessments include an evaluation of each director’s individual skills and contributions to the Board. Additionally, the Board recognizes the importance of Board refreshment to enable fresh ideas and perspectives. The average tenure of our Board since the merger of Caesars Entertainment Corporation and ERI is 3.7 years. Please refer to the section titled “Selection of Directors—Qualifications, Skills & Tenure” for additional details on the individual skills of each director nominee. The Nominating and Corporate Governance Committee expects to engage a third party to conduct such evaluations on a regular every-three-year basis.

25

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay”, gives shareholders the opportunity, on an advisory basis, to approve, reject or abstain from voting with respect to such proposal. At the Company’s 2021 annual meeting of shareholders, our shareholders approved, on an advisory basis, to conduct say-on-pay votes on an annual basis (a “say on frequency” vote). Therefore, unless and until our Board decides otherwise, we will continue to hold say-on-pay votes on an annual basis (with the next such vote (after the vote on Proposal 2 at this Annual Meeting) occurring at our 2026 annual meeting of shareholders). Unless the Board determines otherwise, the next say-on-frequency vote will occur at the 2027 annual meeting of shareholders.

Our executive compensation program is designed to enhance shareholder value by focusing on the specific performance metrics that drive enterprise value, attract, motivate and retain highly-qualified executives committed to the Company’s long-term success and provide competitive salaries relative to their peers. To that end, we provide a program of cash and equity-based awards to promote executive continuity, to align the interests of the Company’s executives with those of our shareholders and to reward executives for superior performance, as measured by both financial and non-financial metrics.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 28, which describes the Company’s executive compensation programs and the decisions made by the Compensation Committee and the Board with respect to the year ended December 31, 2024.

The Board is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained therein, is hereby approved.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee and it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board or the Compensation Committee. Although non-binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

26	2025 PROXY STATEMENT

EXECUTIVE OFFICERS

Executive officers serve at the discretion of our Board and hold office until their successors are duly elected and qualified or, if earlier, until their death, resignation or removal. Our executive officers as of the date of this Proxy Statement are:

NAME	POSITION

Gary L. Carano	Executive Chairman of the Board

Thomas R. Reeg	Chief Executive Officer and member of the Board

Bret Yunker	Chief Financial Officer

Anthony L. Carano	President and Chief Operating Officer

Edmund L. Quatmann, Jr.	Chief Legal Officer

Stephanie Lepori	Chief Administrative and Accounting Officer

Josh Jones	Chief Marketing Officer

For the background and biographical information of Mr. Gary L. Carano and Mr. Thomas R. Reeg, each of who serve as a member of the Board, see “Corporate Governance and Board Matters - Director Nominees”, beginning on page 6.

Bret Yunker, 48, became our CFO in May 2019. Prior to joining the Company, Mr. Yunker served as a managing director of JP Morgan Chase & Co. in its Real Estate Investment Banking Group since 2013, providing advisory and capital markets execution (both debt and equity) services to clients across several sectors in the gaming industry, including casino operators, gaming equipment and system suppliers, REITs, lottery service providers and online gaming companies. Prior to joining JP Morgan Chase & Co., Mr. Yunker was employed for fourteen years in various positions at Bank of America Merrill Lynch covering gaming and leisure companies. Mr. Yunker holds a B.S. in business administration from the University of Southern California.

Anthony L. Carano, 43, became our President and COO in January 2019. Prior to that, he served as Executive Vice President and COO since May 2017, and Executive Vice President of Operations from August 2016 to May 2017, and Executive Vice President, General Counsel and Secretary from September 2014 to August 2016. Prior to joining the Company, Mr. Anthony L. Carano was an attorney at the Nevada law firm of McDonald Carano Wilson, LLP, where his practice was devoted primarily to transactional, gaming and regulatory law. Mr. Anthony L. Carano holds a B.A. from the University of Nevada, his J.D. from the University of San Francisco, School of Law and his M.B.A. in Finance from the University of San Francisco, School of Business. Anthony L. Carano is Gary L. Carano’s son.

Edmund L. Quatmann, Jr., 54, became our Executive Vice President, Chief Legal Officer and Secretary in May 2017. Prior to joining the Company, Mr. Quatmann served as the Chief Legal Officer and Secretary for Isle of Capri Casinos, Inc. from July 2008 until our merger with Isle of Capri in May 2017. Mr. Quatmann holds a B.S. from Purdue University and a J.D. from St. Louis University School of Law.

Stephanie Lepori, 54, became our Chief Administrative and Accounting Officer in January 2019 and oversees all accounting and human resources functions. Prior to that, Ms. Lepori held a number of management-level positions with the Company, including as Chief Accounting Officer. Ms. Lepori has more than three decades of experience in finance and gaming and has been with the Company since 1995, beginning with the opening of Silver Legacy Casino Resort in Reno. Prior to joining the Company, Ms. Lepori began her career with Arthur Anderson LLP in Las Vegas. Since January 2025, Ms. Lepori serves as a member of the board of directors of DiamondRock Hospitality Company where she also serves as a member of their audit, compensation, and nominating and corporate governance committees. Ms. Lepori earned a B.S. Degree in Accounting and Magna Cum Laude and Phi Beta Kappa honors from the University of Southern California. She is a Certified Public Accountant.

Josh Jones, 41, became our Chief Marketing Officer in February 2021 after serving as Senior Vice President of Operations from May 2019 through January 2021. He served as Vice President of Operations from May 2018 through April 2019 and as Vice President of Corporate Finance from January 2016 through April 2018. Mr. Jones holds an M.B.A. and a B.S. in International Business from the University of Nevada, Reno.

27

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation philosophy provides the foundation upon which all of our compensation programs are built. Our executive compensation philosophy, and our compensation policies, plans and programs, are under the supervision of the Compensation Committee. For a description of the composition, authority and responsibilities of the Compensation Committee, see “Compensation Process” below.

EXECUTIVE SUMMARY

OUR 2024 NAMED EXECUTIVE OFFICERS (“NEOs”)

The following executive officers are our NEOs for 2024:

Thomas R. Reeg	Chief Executive Officer and member of the Board

Bret Yunker	Chief Financial Officer

Anthony L. Carano	President and Chief Operating Officer

Edmund L. Quatmann, Jr.	Chief Legal Officer

Stephanie Lepori	Chief Administrative and Accounting Officer

SIGNIFICANT BUSINESS AND FINANCIAL HIGHLIGHTS

Significant business and financial highlights of the Company in 2024 include the following:

•	Consolidated Net Revenues of $11.2 billion during the year ended December 31, 2024 compared to $11.5 billion during the same prior year period.

•

Net Loss of $211 million for the year ended December 31, 2024 compared to Net Income of $828 million in the same prior year period, due to a one-time income tax benefit of $940 million resulting from the reversal of a valuation allowance related to certain deferred tax assets in 2023.

•

Consolidated adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the year ended December 31, 2024 decreased by 5.1%, as compared to the same prior year period due to increased regional competition, construction disruption from renovation projects at certain properties, and inclement weather during the first quarter of 2024. See Appendix A for a reconciliation of Net Income (Loss) to Adjusted EBITDA.

•

Net Revenues, Net Income, Adjusted EBITDA and Adjusted EBITDA margin within our Caesars Digital segment significantly improved driven by higher iGaming handle and hold, as well as improved sports betting hold.

•	Amended our credit agreement for a new senior secured incremental term loan in an aggregate principal amount of $2.9 billion.

•	Successfully issued $1.5 billion in an aggregate principal amount of senior secured notes.

•

Applied proceeds from the issuance of the senior secured notes and the net proceeds from the new term loan to repay and extend the maturities of approximately $4.4 billion of debt resulting in no maturities until 2027.

•	Completed the sale of the World Series of Poker trademark for total consideration of $500 million.

•	Completed the sale of the LINQ Promenade for $275 million.

•	Applied proceeds of the World Series of Poker trademark and LINQ Promenade to further reduce our outstanding debt balance.

28	2025 PROXY STATEMENT

KEY ASPECTS OF 2024 EXECUTIVE COMPENSATION

50% of CEO and NEO Equity Compensation is Performance-Based

50% of the 2024 annual target long-term incentive equity grant was in the form of performance-based stock units (“PSUs”) for our CEO and other NEOs. In 2024, the long-term incentive PSUs were based 80% on total shareholder return (“TSR”) performance, relative to the S&P 500 (“rTSR”), and 20% on Adjusted EBITDA performance, both measured over a three-year period. Prior to 2024, the long-term incentive PSUs for our CEO and other NEOs were based 65% on rTSR performance, and 35% based on Adjusted EBITDA performance. The Compensation Committee adjusted the equity compensation mix of PSUs by decreasing the magnitude of the overlapping metrics between the short-term incentive (“STI”) program, which includes Adjusted EBITDA performance, and the long-term incentive (“LTI”) program in order to address shareholder feedback. The Compensation Committee believes that the threshold levels of performance that must be met before any PSUs are earned are rigorous and challenging. The other 50% of our CEO’s and other NEOs’ long-term incentive grants in 2024 was in the form of time-based restricted stock units (“RSUs”), which vest ratably over three years subject to continued employment.

2024 Contract Renewal Awards

In addition to regular annual compensation, as discussed below and previously disclosed in our 2024 proxy statement, the Compensation Committee sought to extend the term of employment for each of our executive officers. The Compensation Committee views the current members of the executive leadership team as being critical to the Company’s success and ability to drive shareholder value. As a result, the Compensation Committee believes that the retention of the current management team as a cohesive unit is critical to the successful execution of the Company’s strategic plan. To align with this goal, and to further align our NEOs interests with those of shareholders, we amended the employment agreements for each of the NEOs to extend the term of employment by two years, with automatic one-year renewals thereafter.

As consideration for each of our executive officer’s agreement to extend their employment term, each NEO was granted a “sign-on” equity award of time-based RSUs (“Contract Renewal Awards” and each, a “Contract Renewal Award”) in the following amounts: Mr. Reeg 70,126, Mr. Anthony L. Carano 82,509, Mr. Yunker 57,754, Mr. Quatmann 49,505 and Ms. Lepori 14,750. The Contract Renewal Awards vest in equal one-third installments over the remaining three-year term of employment on each of the first three anniversaries of January 1, 2024, subject to the NEO’s continued service on each applicable vesting date. See “2024 Executive Officer Employment Agreement Extensions” below.

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CHIEF EXECUTIVE OFFICER
12.9%
25.8%
30.6%
30.6%
87.1%
Base Salary
Target Annual Bonus(1)
2024 Time-based Equity Grant
2024 Performance-Based Equity Grant(1)
Variable "At-Risk" Pay
AVERAGE OF OTHER NEOs
19.8%
22.9%
28.7%
28.7%
80.2%

Majority of CEO and NEO Total Target Compensation is At-Risk

Approximately 87% of our CEO’s and approximately 80% of our other NEOs’ 2024 annual total target compensation was variable or “at-risk”, meaning the NEOs’ right to receive such payment, and the amount of such payment, depends on either the achievement of corporate objectives or stock price performance and continued employment. The Compensation Committee believes that these proportions of variable or at-risk compensation enhance the strong link between pay and performance for our CEO and other NEOs and the alignment of interests with those of the Company and its shareholders.

Our targeted pay mix (fixed salary vs. variable pay) reflects a combination of competitive market conditions and strategic business needs. The target total compensation opportunities based on 2024 compensation levels that were considered “at-risk” are shown below (percentages in the following charts may not add due to rounding):

(1)   Performance-based compensation (in the form of target annual bonus and PSUs) as a percentage of target total compensation for the CEO and other NEOs are approximately 56% and 52%, respectively. The value of the Contract Renewal Awards is excluded.

Results of 2024 Advisory Vote on Executive Compensation (“Say-on-Pay”)

The Compensation Committee and our Board considered the results of the advisory, non-binding shareholder vote to approve executive compensation presented at our 2024 annual meeting of shareholders, where approximately 82% of votes cast approved the compensation program described in our proxy statement for the 2024 annual meeting of shareholders. We currently hold such say-on-pay votes on an annual basis. The Compensation Committee takes seriously its role in the governance of our compensation programs and values thoughtful input from our shareholders, and will consider the results of future say-on-pay votes in connection with making future compensation-related decisions to the extent it deems it appropriate to do so. Our shareholders previously expressed a desire for less overlapping performance goals in our executive compensation program. As described further below under “Changes to Equity Grants—2025 Awards,” beginning in 2025, we no longer grant PSUs based on Adjusted EBITDA performance, which is included as a performance goal for our STI program, and have granted PSUs that may be earned based on free cash flow achievement. The executive team and members of management continue to engage with our shareholders over various topics, including our executive compensation and other corporate governance matters. We believe our shareholders are supportive of our executive compensation programs, as evidenced by the high level of support for our say-on-pay proposal.

30	2025 PROXY STATEMENT

OUR COMPENSATION PHILOSOPHY

Our executive compensation program is designed to attract, and retain critical executive talent, and to motivate actions by our executives that drive profitable growth, enhance the Company’s status as one of the leading gaming and entertainment companies in the world, and create long-term value for our shareholders. To that end, our executive compensation program includes base salary, and both time and performance-based incentives (including both cash-based and equity-based incentives) and is designed to (i) be flexible and market competitive, (ii) reward achievement of challenging but fair performance criteria, and (iii) enhance stock ownership at the executive level and align interests of our executives with those of our shareholders. Our compensation philosophy provides that clear, distinct, and challenging but attainable goals should be established in order to enable the assessment of performance by the Compensation Committee.

Pursuant to that philosophy, the Compensation Committee is guided by the general principles that compensation should be designed to:

•	enhance shareholder value by focusing our executives’ efforts on the specific performance metrics that drive enterprise value;

•	attract, motivate, and retain highly-qualified executives committed to our long-term success;

•	align actual compensation payouts of our executives to performance;

•	assure that our executives receive reasonable compensation opportunities, relative to their peers at similar companies; and

•	align critical decision making with our business strategy and goal setting.

We assess the effectiveness of our executive compensation program from time to time and review risk mitigation and governance matters, which include maintaining the following best practices:

IMPLEMENTING THE PHILOSOPHY

WHAT WE DO

  Maintain robust stock ownership guidelines for NEOs and directors

   Set maximum payout limit on our annual incentive plan and LTI plan awards

   Maintain a clawback policy

   Retain an independent compensation consultant reporting directly to the Compensation Committee

   Enforce strict insider trading and anti-hedging policies

   Incorporate double-trigger (rather than single trigger) change in control provisions

   Maintain a Compensation Committee that is comprised solely of independent directors

   Provide that the majority of our executive officers’ compensation is granted in the form of long-term equity awards, which we believe aligns their interests with those of our shareholders

WHAT WE DON’T DO

 No change-in-control severance multiple in excess of 2.99x annual base salary and target annual bonus

 We do not provide excise tax gross-ups for any officer

 We do not provide extensive executive perquisites

 No enhanced retirement formulas

 No minimum levels of compensation guaranteed

   No payment of dividend or dividend equivalents on unvested stock or unearned performance units

 No repricing underwater options without shareholder approval

COMPENSATION PROCESS

HOW WE DETERMINE COMPENSATION

Role of the Compensation Committee

The Compensation Committee’s primary role is to discharge the Board’s responsibilities regarding compensation decisions as they relate to our executive officers. The Compensation Committee consists of independent

31

directors and is responsible for the oversight of our executive compensation programs. Among its duties, the Compensation Committee is responsible for:

•	reviewing and assessing competitive market data from the Compensation Committee’s independent compensation consultant;

•	reviewing and, in certain cases, approving incentive goals/objectives and compensation recommendations for directors and executive officers, including the NEOs;

•	evaluating the competitiveness of each executive officer’s total compensation package;

•	approving any changes to the total compensation package, including, but not limited to, base salary, annual incentives, long-term incentive award opportunities and payouts, and retention programs;

•	administering our clawback policy;

•	selecting or receiving advice from compensation consultants, legal counsel or other advisors; and

•	ensuring our policies and practices relating to compensation do not encourage excessive risk-taking conduct.

The Compensation Committee is supported in its work by the Chief Administrative and Accounting Officer, the Chief Legal Officer, the CFO and their respective team members (with respect to the establishment of performance metrics), and Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), the Compensation Committee’s independent compensation consultant.

Role of the Independent Compensation Consultant

The Compensation Committee retained Aon for executive compensation advisory services, namely, to conduct its annual total compensation study for executive and key manager positions. Aon reports directly to the Compensation Committee and the Compensation Committee directly oversees the work performed by, and determines the fees paid to, Aon in connection with the services it provides to the Compensation Committee. The Compensation Committee instructs Aon to give advice to the Compensation Committee independent of management and to provide such advice for our benefit and for the benefit of our shareholders. With the Compensation Committee’s approval, Aon may work directly with management on certain executive compensation matters. During 2024, Aon was engaged by the Company’s management to provide additional services related to insurance placement, healthcare, and captive management and received fees for such services of approximately $4.7 million (approximately 0.03% of Aon’s 2024 revenue). Also in 2024, Aon’s professional fees for assisting the Board with executive compensation issues for the NEOs was approximately $150,000 (approximately 0.001% of Aon’s 2024 revenue). The Compensation Committee reviews the independence of its compensation consultants on an annual basis, taking into account a number of factors, including the six factors articulated in the Nasdaq listing standards and applicable SEC guidance, and also considered the additional services provided by Aon as described above. For 2024, the Compensation Committee determined that Aon was independent and its services to the Compensation Committee did not raise any conflicts of interest among the Compensation Committee or our management.

Specific roles of Aon include, but are not limited to, the following:

•	identifying and advising the Compensation Committee on executive compensation trends and regulatory developments;

•	providing a total compensation study for executives against peer companies and recommendations for NEO pay;

•	providing advice to the Compensation Committee on governance best practices as well as any other areas of concern or risk;

•	assisting with the development of a compensation peer group for annual executive compensation study;

•	serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting; and

•	advising the Compensation Committee on management’s pay recommendations.

Role of Management in Compensation Decisions

The CEO makes recommendations to the Compensation Committee concerning the compensation of the NEOs (other than himself). In addition, the CEO, the COO, the Chief Administrative and Accounting Officer and the CFO are involved in setting the business goals that are used as the performance goals for the annual and LTI plans, subject to the Compensation Committee’s approval. The CEO, CFO, Chief Legal Officer, and Chief Accounting and Administrative Officer work closely with the Compensation Committee, Aon and management to (i) ensure

32	2025 PROXY STATEMENT

that the Compensation Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for the Compensation Committee’s consideration (other than with respect to their compensation) and (iii) communicate the Compensation Committee’s decisions to management for implementation. None of the NEOs, however, play a role in determining their own compensation and are not present at executive sessions in which their pay is discussed, recommended or approved.

Determination of CEO Pay

In an executive session without management present, the Compensation Committee reviews and evaluates CEO compensation. The Compensation Committee reviews competitive market data, including peer group data, as provided by Aon, and both corporate financial performance and individual performance and determines the CEO’s compensation based on this review.

Peer Companies

The Compensation Committee believes that obtaining relevant market data where the Company competes for talent is very important to making determinations about executive compensation.

Annually, the Compensation Committee reviews total compensation market data provided by Aon. The Compensation Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. Consistent with prior years, the following peer group development criteria were used to develop a group of peer companies to assist with fiscal year 2024 pay decisions:

•	Industry: Companies from the gaming, hospitality, hotel and leisure industries based on the Global Industry Classification System.

•	Company size: Approximately 0.4x to 3x our annual revenues, with a secondary focus on market capitalization at the time of the assessment.

•	Peers: Companies using Caesars as a peer in their compensation peer group.

•	Peers of peers: Companies used by potential peers in their peer groups.

•	Competitors: Companies that compete with Caesars for business and management talent.

•	Management and Board recommendations.

The peer group used as a reference point to assist the Compensation Committee with 2024 compensation decisions was unchanged from the prior year and is set forth below:

Boyd Gaming Corporation Carnival Corporation Hilton Worldwide Holdings Hyatt Hotels Corporation	Las Vegas Sands Marriott International MGM Resorts International Norwegian Cruise Line Holdings	Penn Entertainment, Inc. Royal Caribbean Cruises Wynn Resorts

Exceptions to the primary criteria used for peer group may be applied, to the extent determined appropriate by the Compensation Committee.

The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies as a reference point to inform decisions about targeted total compensation opportunities and specific compensation elements. The Compensation Committee does not benchmark total compensation to any specific percentile relative to the peer companies or the broader United States market, but is fully informed of the competitive landscape. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Realizable Pay Demonstrates Pay for Performance Alignment

As described in more detail below, a core component of our compensation philosophy is to incentivize our executive officers by creating a strong link between their performance and compensation. To show the alignment of CEO pay outcomes with performance, it is useful to illustrate the amounts realizable as of April 1, 2025, relative to the target amounts of CEO compensation set by the Compensation Committee for the relevant year.

Realizable pay shows this relationship because it reflects the actual value of compensation received or to be received by our CEO, and fluctuates with financial metric performance and changes in our share price. For this reason, contrasting target pay with realizable pay provides a meaningful demonstration of the pay for performance alignment of our executive compensation program.

33

When we do not meet performance targets and/or our share price decreases, the CEO’s realizable pay is directly affected.

The following chart demonstrates the relationship between the target and realizable pay values, in each of the past three years, of our CEO’s annual incentive cash bonus and equity grants, including annual PSU and RSU grants, as well as Mr. Reeg’s 2022 performance-based equity grant based on stock price hurdles (the “2022 Hurdle Award”) and the 2024 Contract Renewal Awards.

CEO Three-Year Incentive Cash Bonus and Total Equity Compensation
($ in millions)
$30.0
$20.0
$10.0
$—
$28.7
$15.7
$4.0
$4.5
$4.5
$8.1
$4.4
$1.3
$2.4
$13.0
$4.0
$4.5
$4.5
$8.2
$4.1
$0.7
$3.4
$16.7
$3.1
$4.0
$4.8
$4.8
$7.8
$1.9
$2.5
$0.4
$3.0
Target 2022
Realizable 2022
Target 2023
Realizable 2023
Target 2024
Realizable 2024
RSUs
PSUs
Annual Incentive Cash Bonus
2022 Hurdle Award
2024 Contract Renewal Award

The target grant values shown in the table above reflect the target level awards approved by the Compensation Committee for determining the number of RSUs and PSUs granted to our CEO, which differs from the values we are required to report in the Summary Compensation Table. Mr. Reeg’s performance-based hurdle award granted in 2022 and the Contract Renewal Awards granted in 2024 are based on the grant date fair value of the awards as no target value was used in determining such awards. Realizable value shown for the long-term incentive equity awards reflects (1) the actual value of all RSUs and PSUs that have vested, based on the stock price on the vesting date as applicable, (2) shares for unearned PSUs based on the achievement of applicable performance metrics as of April 1, 2025, multiplied by the then closing price of $24.83, (3) the performance-based hurdle award granted in 2022 with a value of zero as the applicable stock-price hurdles were not met as of the end of the performance period in February 2025 and (4) the number of unvested RSUs multiplied by our closing stock price of $24.83 as of April 1, 2025. The realizable value shown for the annual incentive cash bonus reflects the actual bonus earned based on company performance for the applicable year.

Because the change in share price is a key component of the equity value, the realizable equity value represented substantially less than the target value, demonstrating the direct link between performance and pay outcomes. Notably, as discussed above, the realizable value of the compensation for our NEOs, including for PSUs granted in 2022, has remained below target for each of the past three years, further demonstrating the alignment between executive pay and shareholder returns. We believe this outcome reflects the overall rigor of our performance-based compensation program and the challenging hurdles established by the Compensation Committee.

34	2025 PROXY STATEMENT

OUR COMPENSATION PROGRAMS

OVERVIEW

As described below, various Company policies are in place to shape our executive pay plans, including:

•

Salaries are linked to (i) competitive factors and (ii) internal equity relative to other members of the executive team and can be (but are not required to be) increased as a result of successful job performance.

•	Our annual bonus programs are designed to provide incentive compensation based on our financial performance.
•	Long-term equity incentives are tied to our sustained long-term financial performance and enhancement of total shareholder value.

•	Retirement and health and welfare programs are generally on the same terms and conditions as those made available to salaried team members.

ELEMENTS OF EXECUTIVE COMPENSATION AND BENEFITS FOR 2024

BASE SALARY

The Compensation Committee believes that base salary levels should recognize the skill, competency, experience and performance an executive brings to his or her position. The Compensation Committee determines base salaries using both competitive market data from Aon’s competitive assessment using the peer group and a comprehensive assessment of relevant factors such as experience level, value to shareholders, responsibilities, future leadership potential, critical skills, individual contributions and performance, economic conditions, and the market demands for similar talent.

As previously described, the Compensation Committee performs an annual review of the total compensation provided to our executive officers as compared to our selected peer groups. Based on the analysis performed, applying judgement and discretion, the Compensation Committee determined to increase the 2024 base salaries for Messrs. Yunker and Quatmann and Ms. Lepori based on a combination of merit increases, a review of external competitive market data from the annual Aon study and internal alignment objectives. The 2024 base salaries for Messrs. Reeg and Anthony L. Carano remain unchanged from 2023.

The NEOs’ base salary levels are set forth in the table below.

EXECUTIVE NAME	BASE SALARY AS OF DECEMBER 31, 2024	BASE SALARY AS OF DECEMBER 31, 2023	% Change

Thomas R. Reeg	$2,000,000	$2,000,000	No Change

Bret Yunker	$1,200,000	$1,150,000	4.3%

Anthony L. Carano	$1,350,000	$1,350,000	No Change

Edmund L. Quatmann, Jr.	$800,000	$775,000	3.2%

Stephanie Lepori	$725,000	$700,000	3.6%

ANNUAL INCENTIVES (CASH-BASED BONUS PLAN)

The goals under our annual incentive plan are designed to be straight-forward in order to focus participants on clearly measurable metrics, balance corporate and property performance by individual participants, and implement the appropriate level of reward potential. Annual incentive awards have historically been based on the achievement of Adjusted EBITDA targets (as defined below). Performance targets are set by the Compensation Committee annually at the start of the applicable fiscal year. Adjusted EBITDA was established as the primary performance metric for 2024 because the Compensation Committee believed that it most accurately reflects our results of operations and represents a key performance metric in the gaming/casino industry.

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Based on the Compensation Committee’s evaluation of the executive officers annual incentive compensation and competitive market data, the Compensation Committee determined that the 2024 target bonus opportunities, as a percentage of base salary, of the executive officers would remain unchanged from the 2023 target bonus opportunities.

The Compensation Committee approved the following target bonus opportunities for the 2024 calendar year:

EXECUTIVE NAME	2024 TARGET OPPORTUNITY (AS A % OF BASE SALARY)	2023 TARGET OPPORTUNITY (AS A % OF BASE SALARY)	Change

Thomas R. Reeg	200%	200%	No Change

Bret Yunker	125%	125%	No Change

Anthony L. Carano	125%	125%	No Change

Edmund L. Quatmann, Jr.	100%	100%	No Change

Stephanie Lepori	100%	100%	No Change

With respect to the Adjusted EBITDA financial metric, performance levels for threshold and maximum bonus opportunities were also established at the beginning of 2024 by the Compensation Committee as they are based on a percentage of the approved target opportunity. The following table sets forth the threshold, target, and maximum levels established under the 2024 annual incentive plan at the beginning of 2024, based on the budget for 2024, and the level actually achieved based on performance:

PERFORMANCE LEVEL	PERFORMANCE REQUIREMENT	CONSOLIDATED ADJUSTED EBITDA (‘000’S)	PAYOUT PERCENTAGE OF TARGET

Threshold	90% of target goal	$3,645,000	50.0%

Target	100% of target goal	$4,050,000	100.0%

Maximum	115% of target goal	$4,657,500	200.0%

Actual for 2024	92.3% of target goal	$3,739,000	61.5%

EXECUTIVE NAME	ANNUAL BONUS EARNED FOR 2024	ANNUAL BONUS EARNED FOR 2024 AS % OF TARGET

Thomas R. Reeg	$2,460,000	61.5%

Bret Yunker	$922,500	61.5%

Anthony L. Carano	$1,037,813	61.5%

Edmund L. Quatmann, Jr.	$492,000	61.5%

Stephanie Lepori	$445,875	61.5%

Adjusted EBITDA is a non-GAAP financial measure used for the purposes of determining targets for bonus opportunities and achievement of such targets for 2024. See Appendix A for a reconciliation of Net Income (Loss) to Adjusted EBITDA.

LONG-TERM INCENTIVES (EQUITY-BASED AWARDS)

Our 2015 Equity Incentive Plan, as amended, allows us to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock-based awards, and performance awards.

2024 Annual Equity-Based Awards Mix

As in past years, for LTI awards made to executive officers during 2024, the equity compensation mix was 50% RSUs and 50% PSUs (based on dollar-denominated values). For 2024, 80% of the PSUs were based on a three-year rTSR against the S&P 500 and 20% of the PSUs were based on Adjusted EBITDA achievement over three years (based on dollar-denominated values). Prior to 2024, the long-term incentive PSUs for our CEO and other

36	2025 PROXY STATEMENT

NEOs were based 65% on rTSR performance, and 35% based on Adjusted EBITDA performance. The Compensation Committee adjusted the equity compensation mix of PSUs by decreasing the magnitude of the overlapping metrics between the STI program, which includes Adjusted EBITDA performance, and the LTI program in order to address shareholder feedback.

Based on a thorough review of Aon’s independent market data described above, the Compensation Committee established annual target LTI levels which were used to determine the target grant date value of LTI awards made to executive officers during 2024.

Consistent with the Compensation Committee’s evaluation of each executive officer’s base salary described above, the Compensation Committee determined to increase the 2024 target grant date LTI award opportunity (as a percentage of base salary) for Messrs. Reeg, Anthony L. Carano and Quatmann, and Ms. Lepori. Mr. Yunker’s 2024 target grant date LTI award opportunity remained unchanged from his 2023 LTI award opportunity. Target LTI award opportunity increases were based on a combination of external competitive market data from the annual Aon study and internal alignment objectives.

Each NEO’s target grant date LTI award opportunity for 2024 is set forth in the table below:

EXECUTIVE NAME	2024 LTI AWARD TARGET OPPORTUNITY (AS A % OF BASE SALARY)	2023 LTI AWARD TARGET OPPORTUNITY (AS A % OF BASE SALARY)	Change

Thomas R. Reeg	475%	450%	25 pts

Bret Yunker	300%	300%	No Change

Anthony L. Carano	325%	300%	25 pts

Edmund L. Quatmann, Jr.	250%	200%	50 pts

Stephanie Lepori	250%	200%	50 pts

The LTI award target opportunity shown above does not include the Contract Renewal Award granted to each NEO during 2024. For additional information regarding the Contract Renewal Award granted to each NEO in consideration for their agreement to extend their employment agreements with the Company, see “2024 Executive Officer Employment Agreement Extensions”.

Relative Total Shareholder Return (“rTSR”)

The portion of the 2024 annual LTI awards that is based on rTSR is intended to motivate our senior management team to maximize the wealth accumulation of our shareholders by outperforming the S&P 500. rTSR is critical because it ties executive officer compensation to the shareholder experience and the creation of shareholder value, and it aligns the interests of executive officers with those of the Company and its shareholders. By measuring our stock performance relative to an index, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management, and it provides rewards that are more directly aligned with performance through different economic cycles.

The performance and payout slopes for the rTSR portion of the 2024 LTI awards are as follows:

•	75th percentile TSR ranking and above: 200% of target payout

•	50th percentile TSR ranking: 100% of target payout

•	35th percentile TSR ranking: 50% of target payout

•	Below 35th percentile: No payout

•	Payouts for performance between threshold, target, and maximum percentile requirements are interpolated on a straight-line basis.

•

If our 3-year TSR is negative, then the final payout level for these awards will be capped at “target”, even if our TSR falls above the 50th percentile of the TSR ranking against the peer group. For example, if our 3-year TSR is negative, but our TSR ranking was attained at the 75th percentile, the final award payout level would be 100% of target, not 200%.

37

Adjusted EBITDA

The portion of the 2024 annual LTI awards that is based on Adjusted EBITDA (which has the same definition as that used for our annual incentive plan) is intended to motivate our senior management team to achieve operational performance that is aligned to top-line operating metrics. The Board and management view Adjusted EBITDA as a critical indicator of Company performance given the nature of our business, which is why the Compensation Committee determined it was appropriate to include Adjusted EBITDA as a performance metric in both the 2024 STI and the 2024 LTI programs. Adjusted EBITDA is a useful indicator of cash flow from operations, which continues to be of importance to our business. It also focuses executive officers on the Company’s most critical strategic priority of profitability, and aligns their incentives, both short and long term, with the goal of generating a measure of income, a key driver of valuation.

For each calendar year ended or ending December 31st of 2024, 2025 and 2026 (each, a “Performance Year”), the Compensation Committee has established, or will establish, a “target” level of Adjusted EBITDA to be achieved for such Performance Year (each, a “Performance Year Target”). The percentage at which each Performance Year Target has been achieved will be averaged following the end of the full three-year performance period in order to calculate the cumulative percentage of achievement of the overall Adjusted EBITDA goals (the “Cumulative Percentage”). The average of three successive one-year periods is applied because the structure allows the most realistic Adjusted EBITDA performance targets to be set by management and the Compensation Committee with consideration of the most current financial information providing strong shareholder alignment. Based on the payout percentage (the “Payout Percentage”) applicable to the Cumulative Percentage, a number of PSUs as a percentage of the target number of PSUs granted in respect of the Adjusted EBITDA metric (the “EBITDA Target Award”) will remain eligible to vest subject to continued employment at the end of the total three-year performance period.

The Adjusted EBITDA performance target and actual achievement is disclosed annually in our CD&A. Please reference “Annual Incentives (Cash-Based Bonus Plan)” on page 35 for the fiscal year 2024 Adjusted EBITDA performance target and actual achievement.

The payout slopes for this portion of the 2024 LTI awards are the same as the payout slopes established for the 2024 annual incentive plan (i.e., 90% achievement results in 50% payout, 100% achievement results in 100% payout and 115% achievement and above results in 200% payout).

•	If the Cumulative Percentage is less than 90%, then the Payout Percentage related to the EBITDA Target Award will be 0%.

•

Straight-line interpolation will be used to determine the Payout Percentage for any Cumulative Percentage between 90% and 100% and between 100% and 115%, based upon the Payout Percentages set forth above.

The Compensation Committee reserves the authority to make appropriate adjustments to the calculations and determinations of the applicable performance targets/level of achievement.

The 2024 annual LTI grants to the NEOs were as follows:

EXECUTIVE NAME	TARGET AS A % OF SALARY	RSU* TARGET GRANT VALUE	PSU* TARGET GRANT VALUE

Thomas R. Reeg	475%	$4,750,000	$4,750,000

Bret Yunker	300%	$1,800,000	$1,800,000

Anthony L. Carano	325%	$2,193,750	$2,193,750

Edmund L. Quatmann, Jr.	250%	$1,000,000	$1,000,000

Stephanie Lepori	250%	$906,250	$906,250

*

The target grant values set forth in the table above differ from the values reflected in the Summary Compensation Table. The target grant values shown in the table above reflect the target level awards approved by the Compensation Committee for each of the NEOs, whereas the value shown in the Summary Compensation Table is based on the grant date fair value computed in accordance with Accounting Standards Codification 718. The Compensation Committee was aware of the potential difference between target award values and accounting values when it approved target award values for each of the executive officers.

38	2025 PROXY STATEMENT

The awards shown in the table above do not include the Contract Renewal Award granted to each NEO during 2024.

2024 Contract Renewal Awards

As consideration for each NEO to enter into an amendment to their employment agreement, as further discussed under “2024 Executive Officer Employment Agreement Extensions” below, in 2024, each NEO was granted a Contract Renewal Award consisting of time-based RSUs in the following amounts: Mr. Reeg 70,126, Mr. Anthony L. Carano 82,509, Mr. Yunker 57,754, Mr. Quatmann 49,505 and Ms. Lepori 14,750. The Contract Renewal Awards vest in equal one-third installments over the remaining three-year term of employment on each of the first three anniversaries of January 1, 2024, subject to the NEO’s continued service on each applicable vesting date.

Achievement of 2022 PSU Grants

The LTI grants made to executive officers during 2022 were 50% time-based RSUs vesting ratably over three years and 50% PSUs (based on dollar-denominated values). For 2022, 35% of the dollar-denominated values of the PSUs were based on our annual Adjusted EBITDA achievement for 2022, 2023 and 2024, and 65% were based on the Company’s three-year relative TSR ranking against the S&P 500, measured over a three-year period ending December 31, 2024. The 2022 PSU grant achieved an overall payout of 71.7% of the targeted number of awards as detailed below.

2022 Adjusted EBITDA PSU

Following the end of the three-year performance period, the 2022 Adjusted EBITDA PSUs vested on January 29, 2025, with an average attainment of 98.1% of the applicable Adjusted EBITDA targets which resulted in a payout percentage of 90.5% of the target grants. The payout of the 2022 Adjusted EBITDA PSU was approved by the Compensation Committee based on Adjusted EBITDA of 92.3%, 100.4%, and 101.5%, of the following annual targets for the each of the years ended December 31, 2024, 2023 and 2022, respectively: $4,050 million for 2024, $3,954 million for 2023, $3,893 million for 2022.

2022 rTSR PSU

At the end of the three-year performance period, it was determined that the ending average stock price over the 20-day trading period prior to December 31, 2024, of $35.46 ranked in the 3rd percentile, which did not meet the threshold of the 35th percentile. The Compensation Committee considered the significant long-term value creation activities undertaken during the performance period, including the completion of new gaming facilities and major rebranding of existing properties, divestitures of non-core assets, and strengthening of our balance sheet through debt reduction, refinancing to manage interest rates and the extension of related debt maturities. In addition, the executive team completed the divestiture of William Hill International and reinvested in our Digital segment with expansion of online sports betting and iGaming into new jurisdictions, development of new iGaming products with the launch of our Caesars Palace Online Casino and the Horseshoe Online Casino. In recognition of these activities and achievements during the performance period, which the Compensation Committee believes were not fully reflected in the Company’s rTSR result, the Compensation Committee used its discretion in 2025 to certify 2022 achievement at 61.5% of target for the purposes of the 2022 rTSR PSU grants, which the Compensation Committee believes reflects a significant discount from target to reflect the below-threshold TSR performance. The 61.5% payout level reflects the Compensation Committee’s judgement that these efforts delivered long-term shareholder value despite recent stock price volatility.

2022 Hurdle Award—Performance-Based Equity Grant

As previously disclosed, in February 2022, the Board made a grant to our CEO of 100% performance-based RSUs with performance metrics consisting of three stock price hurdles of $125, $150, and $175, requiring significant growth and dramatic stock price appreciation, which were scheduled to settle at the end of the three-year performance period in February 2025. At the end of the performance period, it was determined that the trailing average stock price over any 20-day calendar-day period did not meet any of the three stock price hurdles. As a result, this award was not earned and resulted in no payout.

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Changes to Equity Grants—2025 Awards

In a continued effort to reduce overlap of performance metrics associated with our STI and LTI programs, beginning in 2025, we no longer grant PSUs based on Adjusted EBITDA performance. The 2025 LTI grants will continue to be 50% RSUs and 50% PSUs (based on dollar-denominated values); however, 40% of the 2025 PSUs are based on a three-year rTSR against a peer group which includes Caesars and 11 other companies within our industry and 60% of the 2025 PSUs are based on free cash flow achievement over a three-year performance period, as defined in the award agreement.

Payout slopes for the 2025 PSUs based on a three-year rTSR are consistent with the payout slopes of our 2024 rTSR awards described above.

Payout ranges, payout thresholds, target attainment and final attainment for the PSUs based on free cash flow achievement are determined by the Compensation Committee for each of the three calendar years. For the 2025 calendar year the Compensation Committee approved a payout range of 0% to 160% based on a free cash flow target, as defined in the award agreement, with the following payout thresholds:

•	Achievement of less than threshold of 90% of target results in attainment of 0% for the year;

•	Achievement of 90% of target results in attainment of 70% for the year;

•	Achievement of 100% of target results in a 100% attainment for the year; and

•	Achievement of 120% or more of target results in a maximum attainment of 160% for the year.

Performance between threshold, target, and maximum percentile requirements are interpolated based on the attainment grid approved by the Compensation Committee for each calendar year. The attainment percentage for each of the three years is averaged to determine the final payout amounts at the end of the three-year period.

BENEFITS

The NEOs are eligible to participate in various benefit plans, including 401(k), health insurance, life insurance and short and long-term disability plans that are generally available to all salaried team members. We offer a deferred compensation plan to certain team members, including our executive officers, in order to give them the ability to elect to defer the payment of all or a portion of their base salary and annual performance bonus earned in respect of a given year.

CLAWBACKS AND FORFEITURES

Pursuant to the terms of our Policy for Recovery of Erroneously Awarded Compensation, in the event that the Company is required to prepare an accounting restatement, the Company is required (subject only to a determination by the Compensation Committee that recovery would be impracticable) to recover from executive officers the portion of any incentive-based compensation that is erroneously awarded regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

STOCK OWNERSHIP GUIDELINES

The Compensation Committee and the Board encourage executives to implement our business strategies and initiatives from the perspective of a shareholder and, to this end, encourage executives to maintain a meaningful equity stake in the Company in order to reinforce the alignment of the interests of the CEO and other NEOs with those of the Company and its shareholders.

40	2025 PROXY STATEMENT

To that end, we maintain the following minimum stock ownership guidelines for our executive officers:

POSITION	MULTIPLE OF BASE SALARY

CEO	5x

CFO and COO	4x

Other Executive Officers	2x
Each of the executive officers have until the later of five years from implementation of the stock ownership guidelines or five years from the executive’s date of hire or promotion to a new role to achieve his or her minimum stock ownership. Once achieved, the Board expects the NEOs to comply with the applicable minimum stock ownership guideline for as long as they are subject to the guidelines. For purposes of calculating level of compliance, shares owned outright, vested RSUs, unvested time-based RSUs, PSUs that have been earned based on performance and vested but deferred shares, will count toward the ownership guidelines. Performance units that remain subject to performance conditions and unexercised options do not count toward the guidelines. As of December 31, 2024, each NEO had met these guidelines.
In addition, we have minimum stock ownership guidelines for
our non-employee directors.
The stock ownership guidelines require
our non-employee directors
to hold shares of our common stock with a minimum value equal to 5x the director’s annual cash-based retainer fee.
Non-employee directors
have five years to achieve their minimum stock ownership. Once achieved, the Board expects non-employee directors
to maintain their stated guideline for as long as they are subject to the guidelines. For purposes of calculating level of compliance, shares owned outright, vested RSUs, unvested time-based RSUs, and vested but deferred shares, will count toward the ownership guidelines. Similar to our executive officer stock ownership guidelines, performance units that remain subject to performance conditions and unexercised options do not count toward the guidelines. As of December 31, 2024, each non-employee
director had met these guidelines.
EQUITY GRANT PRACTICES
The Compensation Committee’s practice for timing of equity awards helps to provide assurance that grants are not timed to result in favorable pricing of such awards for executives. Generally, equity awards are granted by the Compensation Committee as a dollar value from which the number of shares awarded is determined based on the prior
20-day
average stock price.
In the event we award stock options, all stock option awards are granted with an exercise price equal to or greater than the closing price of the underlying stock on the effective grant date or, in accordance with the terms of our approved equity plans, the closing price of the underlying stock on the last trading day prior to the effective grant date, if an award is granted on a non-trading
day.
Except for our standard annual award grant date in
January
, or in unusual and compelling circumstances, it is not the practice of the Compensation Committee to grant stock options or similar equity awards to employees or non-employee
directors during periods in which there is material nonpublic information about our Company, including (1) outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (2) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses material nonpublic information. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Stock options may occasionally be awarded on an off-cycle
basis, including to new hires. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.

41

INSIDER TRADING POLICY
We have adopted insider trading policies and procedures (the “Securities Trading Policy”) governing the purchase, sale, and/or other transactions of Company securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as Nasdaq listing standards.
Persons subject to the policies and procedures are prohibited from trading while aware of material, non-public
information. These polices and procedures provide for restricted periods and pre-clearance
procedures for members of our Board, executive officers, and other specified employees.
Further, our Securities Trading Policy prohibits the following types of transactions involving securities of the Company:

•	entering into short sales of securities of the Company; or

•	buying or selling exchange-traded options (put or calls) on securities of the Company.
Our Securities Trading Policy can be found as Exhibit 19.1 of our annual report on Form
10-K
for the fiscal year ended December 31, 2024.
HEDGING POLICY
As discussed above, our Securities Trading Policy prohibits hedging Company securities.
PERSONAL BENEFITS AND PERQUISITES
It is our intent to continually assess business needs and evolving market practices to ensure that perquisite offerings are competitive and in the best interest of our shareholders. We pay short and long-term disability and life insurance premiums for the NEOs.
Our Board of Directors approved the use of Company-owned or leased aircraft for personal travel, on a limited basis, by our CEO. Additionally, our Board also delegated the authorization of such aircraft use by certain executive officers, to our CEO. The executives are taxed for any such personal travel, and we report the aggregate incremental costs to the Company in the “All Other Compensation” column of the Summary Compensation Table. The Board believes this limited benefit is an appropriate method to provide certain executive officers with an occasional convenient way to integrate work and personal responsibilities.
Additionally, we also provide residential security services to certain of our executive officers based on their election. The decision to provide our executives with these benefits was prompted by efforts to address potential security concerns and in response to, incidents and threats targeting certain Company personnel. The Compensation Committee believes these expenses are for the Company’s benefit because of the importance of these executives to the Company and to address specific threats and safety concerns, and we believe these security costs are an integral part of our risk management program and are necessary and appropriate business expenses since they arise from the nature of the executives’ employment at the Company. However, because they may be viewed as conveying a personal benefit to these individuals, we report the aggregate incremental costs to the Company for these expenses in the “All Other Compensation” column of the Summary Compensation Table.
As an owner and operator of full-service resorts and casinos, we are able to offer our team members, including our executive officers, as well as our directors, with the opportunity to use our facilities at comped values, not to exceed $20,000 per year. This benefit is provided at a nominal or at no incremental cost to the Company. This program is designed to provide our team members, executive officers and directors with the opportunity to experience our facilities and provide feedback for the Company to take into account on an on-going
basis.
For more information on these benefits, see the footnotes to the “All Other Compensation” column of the Summary Compensation Table.
2024 Executive Officer Employment Agreement Extensions
The Compensation Committee views the current members of the executive leadership team as being extremely important to the Company’s success and ability to drive shareholder value, given their collective company and gaming industry experience, their shared management operating philosophy and commitment to the Company

42	2025 PROXY STATEMENT

and its future. As a result, the Compensation Committee believes that the retention of the current management team as a cohesive unit is critical to the successful execution of the Company’s strategic plan. Accordingly, on January 26, 2024, in order to ensure the continued commitment of this team to the implementation of the Company’s business and operational strategy and further align their interests with those of our shareholders, we amended the employment agreements for each of the NEOs to extend the term of employment by two years (i.e., from January 1, 2025 to January 1, 2027), with automatic one-year renewals thereafter. The employment agreements for our NEOs are described further below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”.

In conjunction with these employment agreement extensions and in order to deepen the commonality of interest between our executives and our shareholders, as consideration for each executive’s agreement to extend their employment term, on January 26, 2024, each executive was granted a Contract Renewal Award of time-based RSUs in the following amounts: Mr. Reeg 70,126, Mr. Anthony L. Carano 82,509, Mr. Yunker 57,754, Mr. Quatmann 49,505, Ms. Lepori 14,750 and Mr. Jones 10,250. The RSUs vest in equal one-third installments over the remaining three-year term of employment on each of the first three anniversaries of January 1, 2024, subject to the executive’s continued service on each applicable vesting date. In the event each executive’s employment terminates due to the executive’s resignation without “good reason” or by the Company for “cause” (as such terms are defined in the amended and restated employment agreements), prior to January 1, 2027, the Executive will forfeit the unvested portion of the Contract Renewal Award. The Contract Renewal Award is subject to the terms, conditions and restrictions specified in the Company’s Second Amended and Restated 2015 Equity Incentive Plan and applicable award agreements.

COMPENSATION COMMITTEE REPORT

The role of the Compensation Committee is to assist the Board in its oversight of the Company’s executive compensation, including approval and evaluation of director and officer compensation plans, programs and policies and administration of the Company’s bonus and other incentive compensation plans. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting.

Don R. Kornstein, Chair	Courtney R. Mather	Michael E. Pegram

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

43

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2024, 2023 and 2022.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS(1) ($)	STOCK AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	ALL OTHER COMPENSATION(4) ($)	TOTAL ($)

Thomas R. Reeg Chief Executive Officer	2024	2,000,000	—	13,535,975	2,460,000	375,959	18,371,934
	2023	2,000,000	—	12,161,765	4,112,000	336,594	18,610,359
	2022	2,000,000	—	24,616,624	4,400,000	333,296	31,349,920

Bret Yunker Chief Financial Officer	2024	1,200,000	—	6,516,622	922,500	55,737	8,694,859
	2023	1,150,000	—	4,661,992	1,477,750	90,626	7,380,368
	2022	1,150,000	244,375	3,425,776	1,581,250	35,629	6,437,030

Anthony L. Carano President and Chief Operating Officer	2024	1,350,000	—	8,481,402	1,037,813	167,880	11,037,095
	2023	1,350,000	—	5,472,813	1,734,750	63,735	8,621,298
	2022	1,350,000	286,875	4,021,635	1,856,250	38,906	7,553,666

Edmund L. Quatmann, Jr. Chief Legal Officer	2024	800,000	—	4,395,346	492,000	66,702	5,754,048
	2023	775,000	—	2,094,492	796,700	110,003	3,776,195
	2022	775,000	131,750	1,539,047	852,500	60,951	3,359,248

Stephanie Lepori Chief Administrative and Accounting Officer	2024	725,000	—	2,643,510	445,875	17,311	3,831,696
	2023	700,000	—	1,891,766	719,600	16,001	3,327,367
	2022	700,000	119,000	1,390,108	770,000	15,158	2,994,266

(1)

Amounts shown for 2022 represent the incremental performance bonus awarded as a result of the efforts, leadership, and performance in response to the continued impact of COVID-19 on the Company’s operations in early 2022.

(2)

Amounts shown represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with Accounting Standards Codification 718. For a discussion of valuation assumptions, see Note 12 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 25, 2025. Key assumptions used in the Monte Carlo simulation for determining the grant date fair value of the 2024 relative TSR PSUs included: (i) the expected term and remaining performance period of 2.93 years; (ii) a risk-free rate of 4.12% derived from two and three year continuously compounded semi-annual zero-coupon U.S. Treasury rates, interpolated to determine a 2.93 year maturity; (iii) a dividend yield of 0%; and (iv) an expected volatility of 55.05% based on the historical volatility of the Company and each member of the S&P 500 Index over the prior 2.93 years. At the grant date, we believed that it was probable that the performance criteria applicable to the non-market-based PSUs would be met at target level and that each individual will remain employed through the vesting period. For the market-based PSUs (i.e., the PSUs based on rTSR and Mr. Reeg’s hurdle award granted during 2022), the probable outcome of achievement of the market-based TSR performance / applicable stock price hurdles was determined using a Monte Carlo simulation model. For both the market-based and non-market based PSUs (other than Mr. Reeg’s hurdle award), the maximum number of PSUs eligible to vest is equal to 200% of the target award. Assuming maximum level of achievement of the PSUs with non-market-based performance conditions granted during 2024, the grant date fair value of the awards granted to Messrs. Reeg, Yunker, Anthony L. Carano, and Quatmann and Ms. Lepori would have been $1,849,272, $700,718, $854,030, $389,288 and $352,806, respectively. The hurdle award granted to Mr. Reeg in 2022 was only eligible to vest up to 100% of the awards granted, which were forfeited in February 2025 because we did not meet any of the applicable stock price hurdles.

(3)	Amounts shown for 2024, 2023 and 2022 represent the amounts earned under our annual bonus plan in respect of performance achieved during the applicable year.

(4)

The amount reported for Mr. Yunker for 2023 in the prior year proxy statement unintentionally omitted approximately $40,471 relating to personal security costs. The Company views the omission as immaterial; however, we have included the amount in Mr. Yunker’s “All Other Compensation” for 2023 in the table above.

44	2025 PROXY STATEMENT

All other compensation for 2024 consisted of the following:

NAME	LIFE INSURANCE PREMIUMS ($)	LONG- TERM DISABILITY ($)	GROUP TERM LIFE INSURANCE ($)	USE OF CORPORATE OR LEASED AIRCRAFT ($)(a)	401(K) MATCH ($)	HEALTH SAVINGS ACCOUNT ($)	SECURITY ($)(b)	TOTAL ($)

Thomas R. Reeg	2,352	1,589	5,382	297,221	9,231	—	60,184	375,959

Bret Yunker	2,352	1,589	3,510	27,508	8,238	—	12,540	55,737

Anthony L. Carano	2,352	1,589	2,340	46,830	—	—	114,769	167,880

Edmund L. Quatmann, Jr.	1,823	1,589	4,140	48,300	10,350	500	—	66,702

Stephanie Lepori	1,646	1,589	3,726	—	10,350	—	—	17,311

(a)

The amounts disclosed reflect the aggregate incremental cost to the Company of providing certain personal use of Company-owned or leased aircraft. For leased aircraft, this cost is calculated based on the applicable hourly rate charged to the Company, plus fuel and ancillary charges. The cost of Company-owned aircraft is calculated based on an estimate of the aggregate incremental cost to the Company, consisting of the cost to the Company of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft and the cost of maintenance not specifically related to trips. From time to time, certain family members or other guests will accompany the NEOs on personal trips when using Company-owned aircraft, at a nominal or at no incremental cost to the Company.

(b)

The amounts disclosed reflect expenses related to personal security costs at personal residences, which include perimeter and physical security enhancements. In addition to recurring physical security monitoring costs, the amounts for Messrs. Reeg and Anthony L. Carano include additional costs related to the installation of security equipment which was completed in 2024.

45

Grants of Plan-Based Awards Table

The following table sets forth information regarding the grant of plan-based awards made during 2024 to the NEOs.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS(2) ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Thomas R. Reeg

Annual Incentive Plan	1/1/2024	2,000,000	4,000,000	8,000,000	—	—	—	—	—

Time-based	1/26/2024	—	—	—	—	—	—	103,916	4,623,223

Time-based(3)	1/26/2024	—	—	—	—	—	—	70,126	3,119,906

Performance-based Adjusted EBITDA	1/26/2024	—	—	—	10,392	20,783	41,566	—	924,636

Performance-based rTSR	1/26/2024	—	—	—	41,566	83,132	166,264	—	4,868,210

Bret Yunker

Annual Incentive Plan	1/1/2024	750,000	1,500,000	3,000,000	—	—	—	—	—

Time-based	1/26/2024	—	—	—	—	—	—	39,379	1,751,972

Time-based(3)	1/26/2024	—	—	—	—	—	—	57,754	2,569,475

Performance-based Adjusted EBITDA	1/26/2024	—	—	—	3,938	7,875	15,750	—	350,359

Performance-based rTSR	1/26/2024	—	—	—	15,752	31,503	63,006	—	1,844,816

Anthony L. Carano

Annual Incentive Plan	1/1/2024	843,750	1,687,500	3,375,000	—	—	—	—	—

Time-based	1/26/2024	—	—	—	—	—	—	47,993	2,135,209

Time-based(3)	1/26/2024	—	—	—	—	—	—	82,509	3,670,825

Performance-based Adjusted EBITDA	1/26/2024	—	—	—	4,799	9,598	19,196	—	427,015

Performance-based rTSR	1/26/2024	—	—	—	19,197	38,394	76,788	—	2,248,353

Edmund L. Quatmann, Jr.

Annual Incentive Plan	1/1/2024	400,000	800,000	1,600,000	—	—	—	—	—

Time-based	1/26/2024	—	—	—	—	—	—	21,877	973,308

Time-based(3)	1/26/2024	—	—	—	—		—	49,505	2,202,477

Performance-based Adjusted EBITDA	1/26/2024	—	—	—	2,188	4,375	8,750	—	194,644

Performance-based rTSR	1/26/2024	—	—	—	8,751	17,502	35,004	—	1,024,917

Stephanie Lepori

Annual Incentive Plan	1/1/2024	362,500	725,000	1,450,000	—	—	—	—	—

Time-based	1/26/2024	—	—	—	—	—	—	19,826	882,059

Time-based(3)	1/26/2024	—	—	—	—	—	—	14,750	656,228

Performance-based Adjusted EBITDA	1/26/2024	—	—	—	1,983	3,965	7,930	—	176,403

Performance-based rTSR	1/26/2024	—	—	—	7,931	15,861	31,722	—	928,820

(1)

Represents threshold, target and maximum annual incentive program opportunities under the 2024 annual incentive program. The actual amount earned for 2024 is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Amounts shown represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with Accounting Standards Codification 718. For a discussion of valuation assumptions, see Note 12 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 25, 2025. Key assumptions used in the Monte Carlo simulation for determining the grant date fair value of the 2024 relative TSR PSUs included: (i) the expected term and remaining performance period of 2.93 years; (ii) a risk-free rate of 4.12% derived from two and three year continuously compounded semi-annual zero-coupon U.S. Treasury rates, interpolated to determine a 2.93 year maturity; (iii) a dividend yield of 0%; and (iv) an expected volatility of 55.05% based on the historical volatility of the Company and each member of the S&P 500 Index over the prior 2.93 years. At the grant date, we believed that it was probable that the performance criteria applicable to the non-market-based PSUs would be met at target level and that each individual will remain employed through the vesting period. For the market-based PSUs (i.e., the PSUs based on rTSR), the probable outcome of achievement of the market-based TSR performance was determined using a Monte Carlo simulation model.

(3)	Represents the Contract Renewal Award granted to each NEO during 2024. For additional information, see “2024 Executive Officer Employment Agreement Extensions”.

46	2025 PROXY STATEMENT

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements

New Amendments to Amended and Restated Employment Agreements Effective January 1, 2024

In January 2024, we entered into amendments to each of our NEOs’ amended and restated employment agreements. Each NEO is referred to herein as an “Executive” and, collectively the amended and restated employment agreements and the first amendments to the agreements are referred to herein as the “Executive Employment Agreements.” The Executive Employment Agreements became effective on January 1, 2024.

As consideration for each Executive’s agreement to extend their employment term, each Executive was granted a Contract Renewal Award of time-based RSUs in the following amounts: Mr. Reeg 70,126, Mr. Anthony L. Carano 82,509, Mr. Yunker 57,754, Mr. Quatmann 49,505 and Ms. Lepori 14,750. The RSUs vest in equal one-third installments over the remaining three-year term of employment on each of the first three anniversaries of January 1, 2024, subject to the Executive’s continued service on each applicable vesting date. In the event each Executive’s employment terminates due to Executive’s resignation without “good reason” or by the Company for “cause” (as such terms are defined in the amended and restated employment agreements), prior to January 1, 2027, the Executive will forfeit the unvested portion of the Contract Renewal Award. The Contract Renewal Awards are subject to the terms, conditions and restrictions specified in the Company’s Second Amended and Restated 2015 Equity Incentive Plan and the applicable award agreements.

Each Executive Employment Agreement is for a three-year term until January 1, 2027, with automatic one-year renewals unless a notice of non-renewal is provided by either party at least three months before the scheduled renewal date. If a “change in control” (as defined in the applicable Executive Employment Agreement) occurs during the term of the agreement, the then-current term of such agreement will be extended an additional two years from the change in control, subject to automatic renewal for subsequent periods.

The Executive Employment Agreements provide for a base salary, annual incentive bonus opportunity as a percentage of base salary, and an LTI award opportunity as a percentage of base salary.

In the event of a termination of Mr. Reeg’s employment by the Company without “cause” or if Mr. Reeg terminates his employment for “good reason” (each as defined in Mr. Reeg’s Executive Employment Agreement), Mr. Reeg is entitled to receive (i) a lump-sum payment equal to 1.0 times the sum of his base salary and annual incentive award target, or 2.99 times such amount in the event of such a termination within two years following a change in control, (ii) a lump-sum payment of a prorated portion of his actual annual incentive award, if any, or a prorated portion of his annual incentive award at target in the event of such a termination within two years following a change in control, (iii) a lump-sum payment equal to 12 months of health benefits coverage, or 24 months if such a termination is within two years following a change in control, and (iv) outplacement services for no more than 12 months and in an amount not to exceed $10,000.

For each Executive other than Mr. Reeg, in the event of a termination by the Company without cause or if the Executive terminates their employment for good reason, such Executive is entitled to receive (i) a lump-sum payment equal to 1.0 times the sum of such Executive’s base salary and annual incentive award target, or 2.0 times such amount in the event of such a termination within two years following a change in control, (ii) a lump-sum payment of a prorated portion of such Executive’s annual incentive award based on actual performance for the calendar year that includes the date of the termination, if any, or a prorated portion of such Executive’s target annual incentive award in the event of such a termination within two years following a change in control, (iii) a lump-sum payment equal to 12 months of health benefits coverage, or 18 months if such a termination is within two years following a change in control, and (iv) outplacement services for no more than 12 months and in an amount not to exceed $10,000.

The Executive Employment Agreements contain certain customary non-competition, non-solicitation and confidentiality provisions (namely, 12-month post-termination non-competition and non-solicitation restriction, and perpetual confidentiality provisions).

Except as expressly amended by the Amendments, the terms of the Executive’s amended and restated employment agreements will remain in full force and effect.

47

Outstanding Equity Awards at Fiscal Year-End Table

The table below shows outstanding equity awards held by the NEOs as of December 31, 2024.

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Thomas R. Reeg	17,522	(1)	585,585	—		—
	17,077	(2)	570,713	—		—
	17,972	(3)	600,624	—		—
	—		—	50,000	(4)	1,671,000
	—		—	75,000	(4)	2,506,500
	—		—	100,000	(4)	3,342,000
	—		—	31,732	(5)	1,060,483
	—		—	30,072	(6)	1,005,006
	65,092	(7)	2,175,375	—		—
	—		—	41,566	(8)	1,389,136
	—		—	18,081	(9)	604,267
	103,916	(10)	3,472,873	—		—
	70,126	(11)	2,343,611	—		—

Bret Yunker	6,717	(1)	224,482	—		—
	6,546	(2)	218,767	—		—
	6,889	(3)	230,230	—		—
	—		—	12,164	(5)	406,521
	—		—	11,527	(6)	385,232
	24,952	(7)	833,896	—		—
	—		—	15,752	(8)	526,432
				6,851	(9)	228,960
	39,379	(10)	1,316,046	—		—
	57,754	(11)	1,930,139	—		—

48	2025 PROXY STATEMENT

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Anthony L. Carano	7,885	(1)	263,517	—		—
	7,684	(2)	256,799	—		—
	8,087	(3)	270,268	—		—
	—		—	14,280	(5)	477,238
	—		—	13,533	(6)	452,273
	29,292	(7)	978,939	—		—
	—		—	19,197	(8)	641,564
				8,350	(9)	279,057
	47,993	(10)	1,603,926	—		—
	82,509	(11)	2,757,451	—		—

Edmund L. Quatmann, Jr.	3,018	(1)	100,862	—		—
	2,940	(2)	98,255	—		—
	3,095	(3)	103,435	—		—
	—		—	5,465	(5)	182,640
	—		—	5,179	(6)	173,082
	11,210	(7)	374,638	—		—
	—		—	8,751	(8)	292,458
	—		—	3,806	(9)	127,197
	21,877	(10)	731,129	—		—
	49,505	(11)	1,654,457	—		—

Stephanie Lepori	2,726	(1)	91,103	—		—
	2,656	(2)	88,764	—		—
	2,796	(3)	93,442	—		—
	—		—	4,936	(5)	164,961
	—		—	4,677	(6)	156,305
	10,126	(7)	338,411	—		—
	—		—	7,931	(8)	265,054
	—		—	3,450	(9)	115,299
	19,826	(10)	662,585	—		—
	14,750	(11)	492,945	—		—

(1)

Represents PSUs awarded on January 28, 2022 at the threshold number of shares (based on assuming the threshold performance of the rTSR metric is achieved) valued at $33.42 per share, which was our closing stock price as of December 31, 2024. These PSUs vested on January 29, 2025. Threshold performance was not achieved; however, these PSUs vested on January 29, 2025 at 61.5% of target based on the Compensation Committee’s discretionary evaluation of performance in 2024, as described above.

(2)

Represents PSUs awarded on January 28, 2022 at 90.5% of target based on actual performance described above valued at $33.42 per share, which was our closing stock price as of December 31, 2024. These PSUs vested on January 29, 2025.

49

(3)	Represents remaining time-based RSUs awarded on January 28, 2022 valued at $33.42 per share, which was our closing stock price as of December 31, 2024. These RSUs vested on January 29, 2025.

(4)

Represents each tranche of the performance-based equity grant valued at $33.42 per share, which was our closing stock price as of December 31, 2024. In February 2022, the Board made a grant to our CEO of a performance-based hurdle award consisting of 225,000 market-based stock units with performance metrics consisting of three stock price hurdles: 50,000 stock units are eligible to vest based on a stock price hurdle of $125, 75,000 stock units are eligible to vest based on a stock price hurdle of $150 and 100,000 stock units are eligible to vest based on a stock price hurdle of $175. The performance period applicable to these stock units is February 25, 2022 through February 25, 2025. Each tranche of stock units subject to this award only vests if the trailing average closing trading price of a share of our common stock measured over any consecutive 20 calendar-day period within the three-year performance period exceeds the respective hurdle and subject to additional service-based vesting requirements. The respective stock price hurdles were not met, resulting in no payout.

(5)

Represents PSUs awarded on January 27, 2023 at the threshold number of shares (based on the assumption that threshold performance of the rTSR metric is achieved) valued at $33.42 per share, which was our closing stock price as of December 31, 2024. These PSUs are eligible to vest on January 29, 2026.

(6)

Represents PSUs awarded on January 27, 2023 at 88.0% of target (based upon the average of our performance in 2024 at 92.3%, 2023 at 100.4%, and assuming the achievement of targeted performance for the year ending December 31, 2025) valued at $33.42 per share, which was our closing stock price as of December 31, 2024. These PSUs are eligible to vest on January 29, 2026.

(7)

Represents remaining time-based RSUs awarded on January 27, 2023 valued at $33.42 per share, which was our closing stock price as of December 31, 2024. Half of these RSUs are eligible to vest on each of January 29 of 2025 and 2026.

(8)

Represents PSUs awarded on January 26, 2024 at the threshold number of shares (based on assuming the threshold performance of the rTSR metric is achieved) valued at $33.42 per share, which was our closing stock price as of December 31, 2024. These PSUs are eligible to vest on January 29, 2027.

(9)

Represents PSUs awarded on January 26, 2024 at 87.0% of target (based upon the average of our performance in 2024 at 92.3% and assuming the achievement of targeted performance for the years ending December 31 of 2025 and 2026) valued at $33.42 per share, which was our closing stock price as of December 31, 2024. These PSUs are eligible to vest on January 29, 2027.

(10)

Represents time-based RSUs awarded on January 26, 2024 valued at $33.42 per share, which was our closing stock price as of December 31, 2024. One-third of these RSUs vested on January 29, 2025, and one-third are eligible to vest on each of January 29, 2026 and 2027.

(11)

Represents Contract Renewal Awards granted on January 26, 2024 valued at $33.42 per share, which was our closing stock price as of December 31, 2024. One-third of these RSUs vested on January 1, 2025, and one-third are eligible to vest on each of January 1, 2026 and 2027.

50	2025 PROXY STATEMENT

2024 Stock Vested Table

The following table sets forth information regarding the vesting of stock awards for each of our NEOs during the year ended December 31, 2024. No stock options were exercised by the NEOs during the year ended December 31, 2024.

NAME	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING(1)

Thomas R. Reeg	87,646	$3,898,920

Bret Yunker	29,972	$1,337,965

Anthony L. Carano	36,522	$1,628,428

Edmund L. Quatmann, Jr.	14,668	$653,050

Stephanie Lepori	11,305	$505,895

(1)

Value realized was computed by multiplying the number of RSUs and PSUs that vested during 2024 for the applicable NEOs by the closing stock price of the underlying shares of our common stock on the applicable vesting date. Shares that have vested remain subject to the applicable stock ownership guidelines. The number of shares acquired on vesting does not reflect any reductions for shares withheld to satisfy tax withholding obligations.

Nonqualified Deferred Compensation

Deferred Compensation Plan

Pursuant to the Caesars Entertainment Corporation Executive Supplemental Savings Plan III (the “Deferred Compensation Plan”), certain team members, including our executive officers, may elect to defer the payment of all or a portion of their base salary and annual performance bonus earned in respect of a given year. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan may be made in the form of a lump-sum payment or in installments upon separation of service from the Company. In-service distributions may be scheduled to be received as a lump-sum on January 1st of a calendar year at least two years following the applicable deferral year.

The Deferred Compensation Plan is an unfunded deferred-compensation arrangement. The table below shows aggregate earnings and balances accrued for the NEOs for the year ended December 31, 2024.

NAME	BALANCE AT BEGINNING OF FISCAL YEAR	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR(1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR	AGGREGATE EARNINGS (LOSS) IN LAST FISCAL YEAR(2)	AGGREGATE WITHDRAWAL/ DISTRIBUTIONS	AGGREGATE BALANCE AT LAST FISCAL YEAR END(3)

Edmund L. Quatmann, Jr.	$1,476,768	$282,185	$—	$130,989	$—	$1,889,942

(1)

The amounts shown reflect contributions to the Deferred Compensation Plan, consisting of deferrals of 2024 annual base salary and deferral of a portion of the bonus earned under the 2024 annual incentive plan which was paid in 2025. These amounts are included in the Summary Compensation Table for 2024.

(2)	The amount shown reflects earnings in the Deferred Compensation Plan.

(3)

Reflects account balance accrued as of December 31, 2024, consisting of (i) base salary deferrals and any earnings thereon, plus (ii) the deferred portion of the bonus earned under the 2024 annual incentive plan that was paid in 2025 (which amount was $162,360).

51

Potential Payments Upon Termination or Change in Control Table

The following table describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements, with NEOs, as described above if the triggering event occurred on December 31, 2024, given compensation levels as of such date and, if applicable, based on our closing stock price on that date.

The amounts shown in the table below reflect the severance provisions included in the NEOs’ employment agreements that were in effect as of December 31, 2024, as described above.

Name		Voluntary	Involuntary termination with Cause	Involuntary termination without cause or for good reason	Death	Disability	Change in Control	Termination without cause or for good reason following a Change in Control

Thomas R. Reeg	Cash Severance	$—	$—	$8,460,000	$4,000,000	$4,000,000	$—	$21,940,000
	Other Benefits	—	—	40,099	—	30,099	—	60,198
	RSUs and PSUs	—	—	6,050,892	13,094,959	13,094,959	23,911,475	23,911,475

Bret Yunker	Cash Severance	$—	$—	$3,622,500	$1,500,000	$1,500,000	$—	$6,900,000
	Other Benefits	—	—	40,099	—	30,099	—	45,149
	RSUs and PSUs	—	—	2,653,814	6,031,307	6,031,307	7,285,225	7,285,225

Anthony L. Carano	Cash Severance	$—	$—	$4,075,313	$1,687,500	$1,687,500	$—	$7,762,500
	Other Benefits	—	—	39,116	—	29,116	—	43,674
	RSUs and PSUs	—	—	3,316,466	7,650,039	7,650,039	9,160,423	9,160,423

Edmund L. Quatmann, Jr.	Cash Severance	$—	$—	$2,092,000	$800,000	$800,000	$—	$4,000,000
	Other Benefits	—	—	31,291	—	21,291	—	31,937
	RSUs and PSUs	—	—	1,542,901	3,682,282	3,682,282	4,336,446	4,336,446

Stephanie Lepori	Cash Severance	$—	$—	$1,895,875	$725,000	$725,000	$—	$3,625,000

	Other Benefits	—	—	25,313	—	15,313	—	22,970

	RSUs and PSUs	—	—	1,061,152	2,327,437	2,327,437	2,919,772	2,919,772

The amounts included in “Cash Severance” above includes the cash severance payments for each NEO under their respective employment agreement in effect as of December 31, 2024 (i.e., the sum of annual base salary and target incentive bonus, multiplied by the applicable severance multiple). Cash Severance on a termination without cause or for good reason also includes the full amount of the actual annual incentive bonus earned, including any authorized bonus amounts, in respect of the 2024 calendar year (or, on a termination without cause or for good reason following a change of control, the full target amount), which amount would also become payable assuming such termination happened on December 31, 2024, given there would be no pro-ration. The amounts included under “Other Benefits” includes the amounts payable in respect of COBRA continuation and outplacement services, as applicable.

Under the executive employment agreements, upon the occurrence of an NEO’s death, they would receive a pro-rated target annual incentive bonus for such year, and upon the occurrence of an NEO’s disability, they would receive a pro-rated target annual incentive bonus for such year, plus continuation of COBRA benefits for 12 months. The amount shown under “Cash Severance” in the table above under these scenarios includes a full target incentive bonus amount for the year of termination, assuming such event occurred on December 31, 2024, given there would be no pro-ration.

Under the terms of the PSUs and RSUs granted during 2022, 2023, and 2024 (other than Mr. Reeg’s performance-based grant made in 2022), upon a termination as a result of the executive’s death or disability, other than during the 18-month period following a change of control, all unvested RSUs would become vested, and upon death, disability or retirement, a pro-rated portion of the PSUs would remain eligible to be earned following the end of the performance period based on actual performance. Additionally, for awards granted during 2023 and 2024, upon a termination by the Company without “cause” or by the executive for “good reason”, other than during the 18-month period following a change in control, a pro-rated portion of the next

52	2025 PROXY STATEMENT

tranche of RSUs would become vested, and a pro-rated portion of the PSUs would remain eligible to be earned following the end of the performance period based on actual performance. For purposes of the chart above, we have assumed “target” level performance was achieved for purposes of calculating the future performance periods of unvested PSUs in these termination scenarios.

The award agreement for Mr. Reeg’s performance-based grant made in 2022 provides that, upon termination by the Company without cause, by Mr. Reeg for good reason, or as a result of his death or disability, any awards that have not yet been earned based on the applicable stock price hurdles would be forfeited. For purposes of the chart above, $0 has been included in respect of this award due to the fact that, as of December 31, 2024, none of the stock price hurdles had been met.

For purposes of calculating the value of RSUs and PSUs upon a change of control, or upon a termination by the company without “cause” or by the executive for “good reason” following a change of control, we have assumed that no replacement award was provided in connection with the change of control and that each NEO’s employment was terminated on December 31, 2024, and that all unvested RSUs and PSUs vested at “target” level. For RSUs and PSUs granted, unvested awards would not accelerate automatically if a “replacement award” was provided. For purposes of calculating the value of Mr. Reeg’s 2022 performance-based grant in connection with a change of control, we have assumed that all of the applicable stock price goals would be met and the award would vest upon the change of control.

53

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. Reeg, our CEO, and the annual total compensation of our median employee.

For purposes of determining the median employee in respect of 2024, we determined the employee population of the Company and its consolidated subsidiaries based on our internal records as of December 31, 2024. Less than 5% of our employee population is located outside the US which has been excluded from our population for purposes of calculating the CEO pay ratio. We excluded 169 individuals in 4 non-U.S. countries. The excluded countries and their employee populations, as of December 31, 2024, were as follows: Australia (18), Canada (7), Poland (57), and the United Kingdom (87). As a result of these exclusions, the employee population used to identify the median employee was composed of 48,261 employees. This population included full-time, part-time and seasonal employees (including on-call team members) employed by us on that date.

To identify our median employee from this population for 2024, we used cash compensation paid during 2024, consisting of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees, plus bonus payments, other cash-based wages and matching contributions to the employees’ 401k plan account for all employees. We annualized the cash compensation for any employees who were hired during 2024. Certain of our non-salaried employees also may receive tip income, which we excluded for purposes of determining the median employee.

We determined that the median employee’s annual total compensation for 2024 was $43,880 using the same methodologies as we used for the annual total compensation of our CEO, which was $18,371,934 as shown in the “Total” column of the Summary Compensation Table included in this Proxy Statement. Based on this information, for 2024 the ratio of the annual total compensation of Mr. Reeg to the annual total compensation of the median employee was 419 to 1.

Because the SEC rules for identifying the median employee of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies in calculating their pay ratios.

54	2025 PROXY STATEMENT

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid to our Principal Executive Officer (“PEO”), the average of our other NEOs, other than the CEO
(“Non-PEO
NEOs”), and certain financial performance metrics of the Company. The Compensation Committee does not utilize this information when determining executive compensation. For further information concerning the Company’s pay-for-performance
philosophy and how the Company seeks to align executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1)	COMPENSATION ACTUALLY PAID TO PEO (2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (4)	TOTAL SHAREHOLDER RETURN (5)	PEER GROUP TOTAL SHAREHOLDER RETURN (6)	NET INCOME (LOSS) (MILLIONS) (7)	ADJUSTED EBITDA (MILLIONS) (8)

2024	$18,371,934	$8,133,642	$7,329,425	$4,044,557	$56.04	$98.50	$(211)	$3,739

2023	$18,610,359	$15,389,438	$5,776,307	$5,458,300	$78.60	$97.99	$828	$3,938

2022	$31,349,920	$(15,761,300)	$5,086,053	$(4,320,027)	$69.75	$76.58	$(910)	$3,243

2021	$22,597,251	$35,457,581	$7,207,522	$10,643,119	$156.82	$104.31	$(1,016)	$2,990

2020	$13,692,480	$23,627,242	$4,944,156	$7,883,678	$124.53	$108.20	$(1,758)	$794

(1)	The dollar amounts shown in this column are the amounts of total compensation reported for Mr. Reeg (our PEO) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Reeg, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Reeg during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Reeg’s total compensation for 2024 to determine the compensation actually paid:

	PEO
YEAR	REPORTED SUMMARY COMPENSATION TABLE TOTAL	REPORTED VALUE OF EQUITY AWARDS (a)	EQUITY AWARD ADJUSTMENTS (b)	COMPENSATION ACTUALLY PAID

2024	$18,371,934	$(13,535,975)	$3,297,683	$8,133,642

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for 2024.

(b)
The equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in 2024 that are outstanding and unvested as of the end of the year; (ii) the amount of change, as of the end of 2024 as compared to the end of 2023, in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2024; and (iii) for awards granted in prior years that vest in 2024, the amount equal to the change as of the vesting date (from the end of 2023) in fair value. The amounts deducted or added, as applicable, in calculating the equity award adjustments are as follows:

	PEO
YEAR	YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED AND UNVESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS	CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	TOTAL EQUITY AWARD ADJUSTMENTS*

2024	$8,345,775	$(4,838,169)	$(209,923)	$3,297,683

*
Key assumptions used in the Monte Carlo simulation for determining the equity adjustments as of December 31, 2024 for the 2024 and 2023 relative TSR PSU grants included: (i) the remaining expected terms of 2 years and 1 year, respectively; (ii) a risk-free rate commensurate with the remaining expected term of 4.21% and 4.12%, respectively; (iii) a dividend yield of 0%; and (iv) an expected volatility of 43.85% and 42.18%, respectively.

55

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (other than Mr. Reeg) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Reeg) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, 2023 and 2022, Bret Yunker, Anthony L. Carano, Edmund L. Quatmann, Jr. and Stephanie Lepori (ii) for 2021, Gary L. Carano, Bret Yunker, Anthony L. Carano and Edmund L. Quatmann, Jr. and (iii) for 2020, Gary L. Carano, Bret Yunker, Anthony L. Carano and Stephanie Lepori. For 2023, we adjusted the amount reported for the “Average Summary Compensation Table Total for
Non-PEO
NEOs” for costs related to Mr. Yunker’s personal security costs, as discussed in the Summary Compensation Table.

(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (identified in Footnote 3), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for these NEOs as a group for 2024 to determine the compensation actually paid:

	NON-PEO NEOS
YEAR	REPORTED SUMMARY COMPENSATION TABLE	REPORTED VALUE OF EQUITY AWARDS (c)	EQUITY AWARD ADJUSTMENTS (d)	COMPENSATION ACTUALLY PAID

2024	$7,329,425	$(5,509,220)	$2,224,352	$4,044,557

(c)	Consistent with Note 2(a) above, the grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for 2024.

(d)
Consistent with Note 2(b) above, the equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in 2024 that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2024, as compared to the end of 2023, in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2024; and (iii) for awards granted in prior years that vest in 2024, the amount equal to the change as of the vesting date (from the end of 2023) in fair value. The amounts deducted or added, as applicable, in calculating the equity award adjustments are as follows:

	NON-PEO NEOS
YEAR	AVG. YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED AND UNVESTED IN THE YEAR	AVG. YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS	AVG. CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	TOTAL EQUITY AWARD ADJUSTMENTS*

2024	$3,572,574	$(1,295,843)	$(52,379)	$2,224,352

*
Key assumptions used in the Monte Carlo simulation for determining the equity adjustments as of December 31, 2024 for the 2024 and 2023 relative TSR PSU grants included: (i) the remaining expected terms of 2 years and 1 year, respectively; (ii) a risk-free rate commensurate with the remaining expected term of 4.21% and 4.12%, respectively; (iii) a dividend yield of 0%; and (iv) an expected volatility of 43.85% and 42.18%, respectively.

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of
dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: The Dow Jones U.S. Gambling Total Stock Market Index.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

(8)
While the Company uses numerous financial and
non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link company performance to compensation actually paid to the company’s NEOs, for the most recently completed fiscal year.

See Appendix A for a reconciliation of Net Income (Loss) to Adju ste
d EBITDA, which is a
non-GAAP
measure.
Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

a.	Adjusted EBITDA
b.	Relative TSR
c.	Absolute TSR

56	2025 PROXY STATEMENT

Description of Relationship Between PEO and Average
Non-PEO
NEO Compensation Actually Paid and Company Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

57

Description of Relationship Between PEO and Average
Non-PEO
NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income (Loss) during the five most recently completed fiscal years.

58	2025 PROXY STATEMENT

Description of Relationship Between PEO and Average
Non-PEO
NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.

See Appendix A for a reconciliation of Net Income (Loss) to Adjusted EBITDA.

59

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the Dow Jones U.S. Gambling Total Stock Market Index over the same period.

60	2025 PROXY STATEMENT

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing director compensation and making relevant recommendations to the Board. Aon, the Compensation Committee’s independent consultant, annually prepares a competitive total compensation study against the same peers as used for our annual executive compensation study.

The Compensation Committee approved the following director compensation program for 2024, based on a report and recommendation provided by Aon:

COMPONENT	ANNUAL AMOUNT ($)

Annual Retainer	100,000

Annual Vice Chair Retainer	100,000

Lead Independent Director	50,000

Audit Committee service	20,000

Compensation Committee service	15,000

Corporate Social Responsibility Committee service	15,000

Nominating and Corporate Governance Committee service	10,000

Audit Committee Chair	40,000

Compensation Committee Chair	30,000

Corporate Social Responsibility Committee Chair	30,000

Nominating and Corporate Governance Committee Chair	20,000

Annual equity grant	250,000

The annual equity grant for our non-employee directors occurs at the same time as equity grants to our executive officers and team members under our long-term incentive plan. Consistent with our equity grant practice, the number of RSUs granted is based on the prior 20-day average stock price which vest immediately on the grant date. If a non-employee Director is appointed to the Board during a fiscal year a prorated annual equity grant is made based on the date in which the Director is appointed, assuming they will serve for the remainder of the year. RSUs are settled with shares of our common stock unless the non-employee Director has elected to defer the payout until they cease to be a member of our Board.

All of our directors are reimbursed for expenses incurred in connection with their service on the Board. In addition, as a casino-entertainment and hospitality services provider, we are able to provide perquisites relating to food and beverage, hotel, entertainment and related offerings, with little or no additional cost to us, at comped values not to exceed $20,000 per year. These offerings allow members of our Board and management the opportunity to better understand and experience our products and services.

Mr. Gary L. Carano and Mr. Reeg are employee directors and do not receive any compensation for their capacity as directors. Ms. Harris Jones was elected to the Board in April 2024.

61

The following table sets forth the compensation provided by the Company to non-employee directors during 2024:

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)

Bonnie S. Biumi	122,500	243,316	—	365,816

Jan Jones Blackhurst	132,500	243,316	17,791	393,607

Frank J. Fahrenkopf	130,000	243,316	—	373,316

Kim Harris Jones(5)	76,236	156,592	—	232,828

Don R. Kornstein	251,250	243,316	7,469	502,035

Courtney R. Mather(6)	146,250	243,316	—	389,566

Michael E. Pegram(7)	125,000	243,316	—	368,316

David P. Tomick	200,000	243,316	—	443,316

Rodney Williams(8)	57,500	126,425	—	183,925

(1)	Represents fees paid in cash in respect of service during the calendar year 2024.

(2)

Amounts shown represent the grant date fair value of RSUs granted in 2024 in accordance with Accounting Standards Codification 718. The RSUs granted to our non-employee directors are fully-vested on the date of grant and the fair value is equal to the number of RSUs received multiplied by the closing price of our common stock on the grant date.

(3)

As of December 31, 2024, none of the non-employee directors held unvested stock awards. As of December 31, 2024, Ms. Biumi and Messrs. Fahrenkopf, Mather, Pegram and Tomick held 4,612, 49,015, 15,978, 57,448 and 41,470 deferred stock units, respectively.

(4)	Ms. Jones Blackhurst and Mr. Kornstein receive medical, dental and vision insurance coverage under health insurance plans which were assumed by the Company in connection with the merger.

(5)	Ms. Harris Jones was elected to the Board on April 29, 2024; her fees and stock award were prorated through December 31, 2024.

(6)

Mr. Mather previously elected to defer his cash retainer fees into deferred phantom stock units under the Company’s Outside Director Deferred Compensation Plan. He also elected to defer his annual equity grant for 2024 under the Company’s Outside Director Deferred Compensation Plan.

(7)	Mr. Pegram previously elected to defer his annual equity grant for 2024 under the Company’s Outside Director Deferred Compensation Plan.

(8)	Mr. Williams served on the Board from July 1, 2024 until he resigned from the Board on October 21, 2024; his fees and stock award were prorated for his service period.

Pursuant to the Caesars Entertainment, Inc. Outside Director Deferred Compensation Plan, non-employee directors have an opportunity to defer their Board compensation and equity grants. Mr. Mather has elected to defer his cash retainer fees into deferred phantom stock units, which will be settled in shares of common stock on the applicable settlement date. Mr. Mather also elected to defer his annual equity grant for 2024.

As described above in the section titled “Board Leadership and Risk Oversight”, as a publicly traded corporation registered with and licensed by multiple regulatory bodies and as required by the Mississippi Gaming Commission, Nevada Gaming Commission, and New Jersey Casino Control Commission, we maintain a Compliance Committee, which currently includes independent directors Messrs. Fahrenkopf and Pegram, and non-director members Mr. A.J. “Bud” Hicks (who serves as the Chairperson and an independent member of the Compliance Committee), Anthony L. Carano, Ms. Lepori and Mr. Hendricks (who serves as the Compliance Officer). Mr. Quatmann also serves as an ex-officio member of the Compliance Committee. Messrs. Fahrenkopf and Pegram each received an annual cash retainer fee of $10,000 for service on the Compliance Committee, which is included in the table above.

COMPENSATION RISK ASSESSMENT

It is the responsibility of the Compensation Committee to review the Company’s policies and practices related to compensation in the context of their potential encouragement of excessive risk-taking behavior. The Compensation Committee has worked closely with Aon to design a performance-based compensation system that supports our objective to align shareholder and management interests, supports our strategic business plan, and mitigates the possibility of executives taking unnecessary or excessive risks that would adversely impact us. The following factors mitigate the risk associated with our compensation programs:

•	The Compensation Committee approves short and long-term performance objectives for our incentive plans, which it believes are appropriately aligned with the creation of shareholder value;

62	2025 PROXY STATEMENT

•	The Compensation Committee’s authority to modify final payouts under both short and long-term incentive plans;

•

The use of company-wide performance metrics for both the short and long-term incentive programs ensures that no single executive has complete and direct influence over outcomes, encouraging decision making that is in the best long-term interest of shareholders;

•	The use of equity and cash opportunities with vesting periods to foster retention and alignment of our executives’ interests with those of our shareholders;

•	Capping the potential payouts under both short and long-term incentive plans to eliminate the potential for any windfalls; and

•

The use of competitive general and change-in-control severance arrangements help to ensure that team members continue to work toward the shareholders’ best interests in light of potential employment uncertainty.

Based on a review of these factors, the Compensation Committee believes that its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN INFORMATION

We maintain long-term incentive plans which allow for granting stock-based compensation awards for directors, employees, officers, and consultants or advisers who render services to the Company or its subsidiaries, based on Company common stock, including stock options, RSUs, PSUs with non-market-based performance conditions, PSUs with market-based performance conditions, stock appreciation rights, and other stock-based awards or dividend equivalents. Forfeitures are recorded in the period in which they occur. See Note 12 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 25, 2025, for a description of our stock-based compensation plans.

The following table sets forth information as of December 31, 2024, with respect to compensation plans under which equity securities that we have authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,162,071	$—	10,085,318

(1)	Includes unvested RSUs and PSUs only (based on “target” performance); there were no outstanding options as of December 31, 2024.

(2)	RSUs and PSUs do not have an exercise price.

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The Audit Committee reviews the performance and independence of the independent registered public accounting firm annually. During 2024, the Audit Committee continued to retain Deloitte & Touche LLP. If the Company’s shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to appropriate questions.

64	2025 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and our consolidated financial statements. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent”, as required by applicable listing standards of Nasdaq and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee operates pursuant to an Audit Committee Charter that was originally adopted in September 2014 and most recently amended in July 2024. As set forth in the Audit Committee Charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the U.S. In addition, our independent registered public accounting firm expresses an opinion on the effectiveness of our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its responsibility to monitor and oversee our internal controls over financial reporting the Audit Committee received and reviewed periodic reports and updates from our management and our independent registered public accounting firm on our compliance with our obligations relating to documenting and testing its internal controls over financial reporting. The Audit Committee also discussed with management, and our independent registered public accounting firm, management’s assessment of the effectiveness of our internal controls over financial reporting, which was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and our independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, including the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent registered public accounting firm that firm’s independence.

Our members of the Audit Committee are not full-time team members and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our consolidated financial statements has been carried out in accordance with the audit standards of the PCAOB, that the consolidated

65

financial statements are presented in accordance with generally accepted accounting principles or that our independent registered public accounting firm is in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

David P. Tomick, Chair	Bonnie S. Biumi	Kim Harris Jones	Courtney R. Mather

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

The Audit Committee’s charter provides for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm(s). Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm(s) in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit, tax and other services provided by Deloitte & Touche LLP were pre-approved by the Audit Committee.

FEES PAID TO AUDITORS

The following table summarizes the aggregate fees paid to Deloitte & Touche LLP or accrued by the Company during 2024 and 2023:

	2024 ($)	2023 ($)

Audit Fees(1)	8,670,000	7,744,500

Audit-Related Fees(2)	1,472,000	1,360,000

Tax Fees(3)	82,066	68,523

All Other Fees	—	—

Total	10,224,066	9,173,023

(1)	Audit fees include:

•

Audit of the Company’s annual financial statements, including the audits of the various subsidiaries’ financial statements, including those of gaming operations as required by the regulations of the respective jurisdictions;

•	International audit fees and other non-recurring audits;

•	Sarbanes-Oxley Act, Section 404 attestation services;

•	Reviews of the Company’s quarterly financial statements;

•	Consents and other services related to SEC matters and debt offerings; and

•	Related out-of-pocket expenses.

•	For 2023, audit fees included $165,000 for audit services requested by a third party for which the Company was fully reimbursed.

(2)	Audit-Related Fees include:

•	Quarterly revenue and compliance audits performed at certain of our properties as required by state gaming regulations;

•	Audits of employee benefit plans;

•	Agreed-upon procedures engagements; and

•	Related out-of-pocket expenses.

(3)	Tax Fees include:

•	Tax advisory services performed analyzing and evaluating the tax impact of proposed transactions and general consulting services.

66	2025 PROXY STATEMENT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S INDEPENDENCE

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The Audit Committee determined that such services are compatible with the provision of independent audit services.

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Trinity Health, with an address of 766 Brady Ave., Apt. 635, Bronx, NY 10462, has informed us that they intend to present the proposal set forth below at our Annual Meeting. The number of the Company’s securities that the shareholder owns will be provided to shareholders promptly upon request. If the shareholder (or its “qualified representative”) is present at the Annual Meeting and properly submits the proposal for a vote, then the shareholder proposal will be voted upon at the Annual Meeting. In accordance with the federal securities laws, the shareholder proposal is set forth in italics below as submitted by the shareholders and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

The Board has evaluated the proposal and has a statement in response to such shareholder proposal as set forth below.

RESOLVED: Shareholders request the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties. The report should be prepared at reasonable cost, omitting confidential and proprietary information.

WHEREAS:

The U.S. Surgeon General released a landmark report in 2006 stating there is no safe level of exposure to secondhand smoke. Tobacco use and secondhand smoke exposure kill nearly 500,000 Americans annually.1 For gaming industry workers on casino floors, largely people of color and women, such exposure can deepen existing disparities in health outcomes.

While our Company may make efforts to address indoor air quality, the American Society of Heating, Refrigerating and Air-Conditioning Engineers states: “There is no currently available or reasonably anticipated ventilation or air cleaning system that can adequately control or significantly reduce the health risks of environmental tobacco smoke to an acceptable level.”2

As independent researchers C3 Gaming found in analyzing revenue performance in several competitive casino markets, smokefree casinos, for the first time, generated more revenue: “Data from multiple jurisdictions clearly indicates that banning smoking no longer causes a dramatic drop in gaming revenue. In fact, non-smoking properties appear to be performing better than their counterparts that continue to allow smoking.”3

There are potential business risks to allowing indoor smoking in Caesars Entertainment properties: higher employee health insurance premiums (when compared with casinos that don’t permit indoor smoking); greater maintenance costs; loss of a significant number of potential visitors who won’t visit a casino due exposure to secondhand smoke. A recent Gallup survey found the rate of adult cigarette smoking to be 11%, the lowest in 80 years.4

Shareholders have no guidance as to the costs our Company is bearing for continuing to allow indoor smoking. The Company has not disclosed the social and environmental costs and risks imposed on its stakeholders.

[1]	https://www.cdc.gov/tobacco/data_statistics/fact_sheets/health_effects/tobacco_related_mortality/index.him
[2]	https://www.ashrae.org/file%20library/about/position%20documents/pd_environmental-tobacco-smoke-2020-07-1.pdf
[3]	https://8b3e0552-f01a-40e0-b077-ea4813c4af0b.usrfiles.com/ugd/8b3e05_348baee6d05949ad9b4adae2b7a77105.pdf
[4]	https://news.gallup.com/poll/648521/cigarette-smoking-rate-ties-year-low.aspx

68	2025 PROXY STATEMENT

Parx Casino’s Chief Marketing Officer told the Play Pennsylvania website in February 2023 that since the casino went smokefree, Parx has seen a positive effect on the health and morale of employees, with no increase in health insurance premiums: “Frankly, we are starting to see health costs go down....What’s been interesting to me, is a lot of our smoking guests have actually said things like, ‘I never realized how smoky and annoying it was. I really don’t mind walking 50 feet out to the smoking patio.”5

Speaking at a recent industry conference, a senior official of Foxwoods, the nation’s largest resort casino which has been smoke-free since reopening after the pandemic, said that Foxwoods’ surveys found strong support for ending indoor smoking.6

New customer preferences require an examination of the status quo in which smoking is allowed in gaming properties. We believe our Company could enhance its safety initiatives by conducting the report our proposal requests.

Statement from the Board of Directors in Opposition to the Shareholder Proposal

The Board has considered this proposal and concluded that the proposal is not in the best interest of our shareholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons.

We comply with state and municipal laws regulating smoking at our properties, and do not believe that the proposal would be an effective use of Company resources.

As of December 31, 2024, we own, lease or manage an aggregate of 53 domestic properties in 18 states. The laws of seven of the states in which we operate properties completely prohibit smoking indoors at casinos, including at our properties, and as a result, ten of our casinos are already smokefree. To our knowledge, the legislatures of at least three of the remaining states in which we own, lease or manage property have considered legislation in 2025 that would ban smoking at our properties in those states. We are committed to complying with the laws of the municipalities and states in which we operate, including any laws which regulate smoking at our properties.

Determining the smoking policy for our properties is a complex business decision and we believe our current policies strike the appropriate balance in appealing to both smoking and non-smoking customers.

As a gaming and hospitality company, we provide a service to our customers. The smoking policy for each of our properties is impacted by a wide range of business considerations, including, among others, local practices and regulations, the tastes and preferences of customers, policies of competitors located nearby our properties, the effectiveness of airflow technology solutions, and the availability of alternative approaches. Balancing such business considerations is a complex issue and we have a robust governance structure in place, which includes an active board of directors and management team, dedicated management committees and other subject matter experts, that is responsible for analyzing the ongoing management of our properties and ultimately making decisions in a manner that is appropriate for the Company, our customers and our shareholders.

Our smoking policies vary across our properties and several of our properties already ban smoking entirely, including those where it is required by municipal or state laws. At those properties where we do allow smoking, we limit the areas where our customers are allowed to smoke.1 For example, at our Las Vegas and other Nevada properties, although smoking is allowed in the casino, it is prohibited in all non-gaming areas of the casino, including in restaurants and bathrooms. We believe that completely banning smoking from all our properties where it is not legally required may risk alienating our smoking customers. Given the overwhelming number of our competitors that permit smoking, unilateral implementation of a smoking ban would put us at a significant competitive disadvantage and could adversely impact our revenue.

We take the health of all our customers seriously and when we allow smoking in certain designated areas of our properties, we also take steps to help protect the health of our non-smoking customers.

[5]	https://www.playpennsylvania.com/g2e-panel-discussion-parx-casino-smoking/
[6]	https://cdcgaming.com/g2e-listen-to-customers-workers-on-casino-smoking/
[1]	https://caesarsrewards.custhelp.com/app/answers/detail/a_id/1127/~/caesars-entertainment—-smoking-information

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We want to cater to as many customers as possible and we believe our current policies strike the appropriate balance in appealing to both smoking and non-smoking customers.

For these reasons, among others, we believe that the proposal is not in the best interests of the Company, our customers or our shareholders.

70	2025 PROXY STATEMENT

OTHER BUSINESS

Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

DIRECTOR NOMINATION AGREEMENT WITH THE ICAHN GROUP

On March 17, 2025, the Company entered into the Director Nomination Agreement with the Icahn Group. The following is a summary of the terms of the Director Nomination Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Director Nomination Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Reports on Form 8-K filed with the SEC on March 20, 2025 and is incorporated herein by reference.

Pursuant to the Director Nomination Agreement, effective as of March 17, 2025, each of the Icahn Designees were appointed to the Board. The Board agreed to appoint Icahn Designees to the Board, effective immediately, with an initial term expiring at the 2025 Annual Meeting and agreed to nominate the Icahn Designees to stand for nomination at the 2025 Annual Meeting. In connection with the appointments of the Icahn Designees, the Icahn Group has agreed not to conduct a proxy contest or engage in any solicitation of proxies regarding any matter, including the election of directors, with respect to the 2025 Annual Meeting. As of the date of this Proxy Statement, the Icahn Designees have not been appointed to serve on any committees of the Board.

If at any time the Icahn Group ceases collectively to beneficially own at least 10,551,100 shares of common stock, which number of shares is subject to adjustment in certain circumstances as described in the Director Nomination Agreement, then the Icahn Group shall cause one Icahn Designee (or replacement designee, as applicable) to promptly resign from the Board and any committee of the Board on which he or she then sits. If the Icahn Group ceases collectively to beneficially own at least 5,275,550 shares of common stock, which number of shares is subject to adjustment in certain circumstances as described in the Director Nomination Agreement, then the Icahn Group shall cause each Icahn Designee (or replacement designee, as applicable) to promptly resign from the Board and any committee of the Board on which he or she then sits. In each case, the Icahn Group shall not have the right to replace such Icahn Designee(s).

In the event an Icahn Designee resigns from his position as a Board member or is unable to serve as a director of the Board due to death, disability or incapacity, the Director Nomination Agreement provides a mechanism for the Icahn Group to designate a substitute director, reasonably acceptable to the Board, to be appointed to the Board for the remainder of the term of such Icahn Designee.

In addition, the Director Nomination Agreement includes other customary voting, standstill and mutual non-disparagement provisions including that the Icahn Group will not acquire beneficial ownership of 5% or more of the Company’s outstanding common stock during the Standstill Period (as defined below). Absent an uncured breach of the material provisions of the Agreement by the Company, the standstill restrictions on the Icahn Group will remain in effect until the later of (i) thirty calendar days before the nomination deadline for stockholders to nominate candidates for the 2026 annual meeting of stockholders and (ii) such date as no Icahn Designee is on the Board and the Icahn Group no longer has any right to designate a replacement (including if the Icahn Group has irrevocably waived such right in writing) (the “Standstill Period”).

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In conjunction with the Director Nomination Agreement, the Board approved and adopted and amendment to the Bylaws of the Company, which are filed as Exhibit 3.1 to the Company’s Current Reports on Form 8-K filed with the SEC on March 20, 2025 and are incorporated herein by reference.

NOTICE REGARDING ABANDONED PROPERTY LAW OF NEW YORK STATE

We have been informed by our transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), that New York State now requires the Company’s Transfer Agent to report and escheat all shares held by our record shareholders if there has been no written communication received from the shareholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their shareholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent’s possession, and even though the shareholder’s address of record is apparently correct.

The Transfer Agent has advised us that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident shareholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those shareholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent’s files, but those who do not respond will have their shares escheated. Shareholders will be able to apply to New York State for the return of their shares.

Accordingly, shareholders that may be subject to New York’s Abandoned Property Law should make their inquiries and otherwise communicate, with respect to us, in writing. Shareholders should contact their attorneys with any questions they may have regarding this matter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTION POLICY

APPROVAL OF RELATED PARTY TRANSACTIONS

The Code requires that any proposed transaction between us and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to our Compliance Officer, our Compliance Committee, and our Audit Committee and approved by our Audit Committee.

Our Audit Committee Charter and the Code require our Audit Committee to review and approve all of our related party transactions. Any director having an interest in the transaction is not permitted to vote on such transaction. The Audit Committee will determine whether or not to approve any such transaction on a case-by-case basis and in accordance with the provisions of the Audit Committee Charter and the Code, including the standards set forth in the Conflicts of Interest Policy contained in the Code. Under the Code, a “related party” is any of the following:

•	a director (or director nominee);

•	an executive officer of the Company;

•	an immediate family member of any executive officer or director;

•	a beneficial owner of 5% or more of any class of our voting securities;

•	an entity in which one of the above described persons has a substantial ownership interest or control of such entity; or

•	any other person or entity that would be deemed to be a related person under Item 404 of SEC Regulation S-K or applicable Nasdaq rules and regulations.

A related party transaction is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect interest.

72	2025 PROXY STATEMENT

RELATED PARTY TRANSACTIONS

LEASED PROPERTY

We own the entire parcel on which Eldorado Resort Casino Reno is located, except for approximately 30,000 square feet which is leased from C. S. & Y. Associates (“CSY”) (the “CSY Lease”). CSY is a general partnership in which a trust has an approximate 27% interest. Our Executive Chairman of the Board, Gary L. Carano, and his siblings are direct or indirect beneficiaries of the trust. The CSY Lease expires on June 30, 2057. Annual rent pursuant to the CSY Lease is currently $0.6 million, paid monthly. Annual rent is subject to periodic rent escalations of 1 to 2 percent through the term of the lease. Commensurate with its interest, the trust receives directly from us approximately 27% of the rent we pay for the CSY Lease. As of December 31, 2024 and 2023, there were no amounts due to or from CSY.

We lease space within Tamarack Casino, located in Reno, Nevada, to operate a sportsbook (the “Tamarack Lease”). Indirectly, Mr. Pegram, a member of our Board, has an approximate 54.7% interest in the Tamarack Casino, and the Company’s Executive Chairman of the Board, Gary L. Carano and his siblings, collectively, have an approximate 22.7% interest. Pursuant to the terms of the Tamarack Lease, we pay Tamarack Casino $0.1 million annually in rent and other related sportsbook expenses. In addition, in 2024 we reimbursed Tamarack Casino for certain operating activity, which totaled $0.2 million. During 2024, Tamarack Casino assumed the cash management service for our Sportsbook and, from time to time, reimburses the Company for net wagering activity and customer deposits. As of December 31, 2024 and 2023, the Company had a net receivable balance from Tamarack Casino of approximately $0.1 million and $0.6 million, respectively.

In 2024, we became the sports betting provider for Carson Valley Inn, Sharkey’s, Bodine’s, and Slot World (the “Carson Valley Properties”), each of which are owned indirectly by GPEG I, LLC. William Hill provides kiosk-only sportsbooks, with the exception of Carson Valley Inn, which is staffed with the casino’s employees. We have agreed to pay $120,000 in fixed annual payments to G Peg I, LLC, plus additional rent of up to $60,000 annually to cover the cost for one full-time employee at Carson Valley Inn and certain other expenses. There is also a bonus component that would require additional payments from William Hill to G Peg I, LLC for exceeding certain levels of tickets written. For the year ended December 31, 2024, we paid $0.1 million as a result of the additional leased space.

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COMPENSATION PAID TO FAMILY MEMBERS

For the period beginning January 1, 2024 to April 1, 2025, family members who are related to Gary L. Carano, Anthony L. Carano, and Thomas R. Reeg were paid compensation in connection with their positions as follows:

NAME	RELATIONSHIP	POSITION	ENTITY	CASH & OTHER COMPENSATION ($)(1)	2024 RSUs ($)(2)	2025 RSUs ($)(3)	TOTAL ($)

Gary L. Carano	Father of Anthony L. Carano	Executive Chairman of the Board	Caesars Entertainment Services	1,560,221	822,289	861,463	3,243,973

Glenn Carano	Brother of Gary L. Carano; Uncle of Anthony L. Carano	Vice President of Player Development	Caesars Entertainment Services	191,917	—	—	191,917

William Reeg	Brother of Thomas R. Reeg	Regional President	Caesars Entertainment Services	1,022,992	817,473	680,248	2,520,713

Shawn Clancy	Brother-in-law of Thomas R. Reeg	Chief Development Officer	Caesars Entertainment Services	580,854	229,084	250,778	1,060,716

Nina Carano	Daughter of Gary L. Carano; Sister of Anthony L. Carano	Sr. Director of VIP Marketing & Merchandising	Caesars Entertainment Services	267,294	19,442	20,892	307,628

Katie Carano Miller	Daughter of Gary L. Carano; Sister of Anthony L. Carano	Senior Vice President, Communications and Government Relations	Caesars Entertainment Services	621,632	241,864	253,614	1,117,110

Gene Carano	Brother of Gary L. Carano; Uncle of Anthony L. Carano	Vice President of Player Development	Caesars Entertainment Services	196,388	—	—	196,388

Gregg Carano	Brother of Gary L. Carano; Uncle of Anthony L. Carano	Vice President of Player Development	Caesars Entertainment Services	197,250	—	—	197,250

Donald Carano II	Nephew of Gary L. Carano	Director of Food and Beverage	Silver Legacy, Eldorado Reno and Circus Circus Reno	161,232	19,442	20,892	201,566

(1)

Includes base salary, bonus amounts paid (if any) in respect of 2024 performance, 401(k) matching contributions, insurance premiums and, to the extent applicable, severance or certain other personal benefits. For Mr. Gary L. Carano, “Other Compensation” for 2024 includes the aggregate incremental cost to the Company associated with Mr. Gary L. Carano’s personal use of Company-owned aircraft (which was $1,610 for 2024), as authorized by our CEO. The cost of Company-owned aircraft is calculated based on an estimate of the aggregate incremental cost to the Company, consisting of the cost to the Company of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft and the cost of maintenance not specifically related to trips.

(2)	Represents aggregate grant date fair value of performance and time-based RSUs granted during 2024.

(3)	Represents aggregate grant date fair value of performance and time-based RSUs granted during 2025.

74	2025 PROXY STATEMENT

SECURITY OWNERSHIP

The following table provides certain information regarding the beneficial ownership of our outstanding capital stock based on public disclosures or otherwise known to the Company as of April 14, 2025, which is the Record Date:

•	Each person or group known to us to be the beneficial owner of more than 5% of our capital stock.

•	Each of our NEOs in the Summary Compensation Table.

•	Each of our directors and director nominees; and

•	All our current directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community or marital property laws, the persons identified in the table possess sole voting and investment power with respect to all shares of common stock held by them.

The percentage of class is based on 212,145,588 shares of our common stock outstanding as of April 1, 2025. Unless otherwise indicated, the address for each of the shareholders listed below is c/o 100 West Liberty Street, 12th Floor, Reno, Nevada, 89501.

NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#)	PERCENTAGE OF CLASS (%)

>5% Shareholders

The Vanguard Group, Inc.(1)	23,364,859	11.0%

Capital Research Global Investors(2)	19,811,919	9.3%

BlackRock, Inc.(3)	15,216,644	7.2%

Cohen & Steers, Inc.(4)	14,581,882	6.9%

Capital World Investors(5)	12,453,450	5.9%

Directors and Nominees

Bonnie S. Biumi(6)	36,392	*

Jan Jones Blackhurst	23,530	*

Gary L. Carano(7)	335,034	*

Frank J. Fahrenkopf(8)	56,917	*

Kim Harris Jones(9)	11,720	*

Don R. Kornstein(10)	62,755	*

Jesse Lynn	6,126	*

Courtney R. Mather(11)	61,966	*

Ted Papapostolou	6,126	*

Michael E. Pegram(12)	276,309	*

Thomas R. Reeg(13)	554,375	*

David P. Tomick(14)	84,662	*

Other Named Executive Officers

Anthony L. Carano(15)	254,212	*

Bret Yunker	164,061	*

Edmund L. Quatmann, Jr.	75,520	*

Stephanie Lepori	63,827	*

All current directors and executive officers as a group (17 persons)(16)	2,123,575	*

75

*	Indicates less than 1%.

(1)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13F as filed with the SEC on February 11, 2025. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd, Malvern, PA 19355.

(2)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the SEC on February 13, 2025. The address of Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(3)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13F as filed with the SEC on February 7, 2025. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13F as filed with the SEC on February 13, 2025. The address of Cohen & Steers, Inc. is 1166 Avenue of the Americas, 30th Floor, New York, NY 10036.

(5)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13F as filed with the SEC on February 13, 2025. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(6)	Includes 4,612 deferred RSUs that are acquirable within 60 days.

(7)

Includes 40,000 shares owned by Mr. Gary L. Carano’s wife, 20,000 shares indirectly owned through a trust, and 155,526 shares owned by Mr. Gary L. Carano subject to a pledge arrangement. In addition to the shares of our common stock reported in the table above, Gary L. Carano directly and indirectly through various trusts holds a 10.1% ownership interest in, and is the President and a member of the board of directors of, REI. He does not hold voting power or dispositive power with respect to REI’s 8,604,325 shares of our common stock and he disclaims beneficial ownership of REI’s 8,604,325 shares of our common stock except to the extent of any pecuniary interest therein. Information regarding the number of shares beneficially owned by REI is included herein in reliance on Schedule 13D as filed with the Securities and Exchange Commission on October 1, 2020.

(8)	Includes 49,015 deferred RSUs that are acquirable within 60 days.

(9)	Includes 7,552 deferred RSUs that are acquirable within 60 days.

(10)	Includes 6,500 shares held indirectly through a trust established for the benefit of children.

(11)

Mr. Mather has elected to defer his cash board fees into deferred stock units, pursuant to the Caesars Entertainment, Inc. Outside Director Deferred Compensation Plan. Includes 23,129 deferred phantom stock units and 23,530 deferred RSUs that are acquirable within 60 days.

(12)	Includes 65,000 deferred RSUs that are acquirable within 60 days.

(13)

Represents 307,716 shares of common stock held indirectly by a limited liability company for the benefit of Mr. Reeg’s family, 240,419 shares of common stock directly owned by Mr. Reeg through a revocable living trust, and 6,240 shares held indirectly in a 401(k) plan. Mr. Reeg is a Vice President and member of the board of directors of REI. Mr. Reeg does not have voting or dispositive power with respect to the shares of common stock held by REI and disclaims beneficial ownership of such shares of common stock.

(14)

Includes 41,470 deferred RSUs that are acquirable within 60 days, of which 30,000 deferred RSUs were transferred to a trust for the benefit of Mr. Tomick’s children. Also includes 5,800 shares owned by Mr. Tomick’s wife.

(15)	Includes 72,800 shares of common stock that are subject to a pledge arrangement.

(16)	Consists of the current members and nominees of our Board, our other NEOs and Mr. Jones.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information may be accessed electronically by means of the SEC’s Internet site at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is www.caesars.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

76	2025 PROXY STATEMENT

WHAT IS THE PURPOSE OF THE ANNUAL MEETING, AND WHAT AM I VOTING ON?

At the Annual Meeting you will be voting on the following proposals:

1.

Proposal 1: To elect twelve (12) director nominees to our Board, each to serve as a director until the 2026 annual meeting of shareholders, or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal. This year’s Board nominees are:

•	Gary L. Carano

•	Bonnie S. Biumi

•	Jan Jones Blackhurst

•	Frank J. Fahrenkopf

•	Kim Harris Jones

•	Don R. Kornstein

•	Jesse Lynn

•	Courtney R. Mather

•	Ted Papapostolou

•	Michael E. Pegram

•	Thomas R. Reeg

•	David P. Tomick

2.	Proposal 2: To hold an advisory vote to approve Named Executive Officer compensation.

3.	Proposal 3: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

4.

Proposal 4: A shareholder proposal requesting the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties.

WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

The Company’s Board recommends the following votes:

1.	FOR each of the director nominees (Proposal 1).

2.	FOR the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers (Proposal 2).

3.	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (Proposal 3).

4.

AGAINST the shareholder proposal requesting the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties (Proposal 4).

HOW CAN I ATTEND THE ANNUAL MEETING?

Our Annual Meeting will be held in-person at the Eldorado Resort & Casino 345 North Virginia Street, Reno, Nevada 89501. You also will be able to vote your shares in-person at the Annual Meeting.

77

CAN I ASK QUESTIONS DURING THE MEETING?

Yes. To submit your questions in advance of the Annual Meeting, please log on to www.proxyvote.com

WHO IS ENTITLED TO VOTE?

As of the close of business on April 14, 2025 which is the “Record Date” 208,861,950 shares of common stock were outstanding. All record holders of Company common stock are entitled to vote. Each share of common stock outstanding as of the Record Date is entitled to one vote.

WHO MAY ATTEND THE ANNUAL MEETING?

Shareholders of record as of the close of business on the Record Date, or their duly appointed proxies may attend the Annual Meeting.

WHO IS SOLICITING MY VOTE?

Our Board is sending you and making available this Proxy Statement in connection with the solicitation of proxies for use at the Annual Meeting. The Company pays the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by certain of our directors, officers and employees, without additional compensation. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses.

HOW MANY SHARES MUST BE PRESENT TO CONDUCT THE ANNUAL MEETING?

A majority of the shares of our common stock entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy (including shares which abstain, broker non-votes and shares that are not voted with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

WHAT IS THE VOTE REQUIRED TO ELECT DIRECTORS?

Directors are elected by a majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. Shareholders may vote FOR all or some of the nominees or shareholders may vote AGAINST with respect to one or more of the nominees. The affirmative vote of the holders of a majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to elect a director. Abstentions and broker non-votes will not affect the outcome of the election of directors, because they are not considered votes cast.

WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

The vote required to approve Proposals 2, 3, and 4 is as follows:

The affirmative vote of a majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to (i) approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (Proposal 2), (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025 (Proposal 3), and (iii) approve the shareholder proposal requesting the Board of Directors commission and disclose a report on the potential cost savings through the adoption of a smokefree policy for Caesars Entertainment properties (Proposal 4). Abstentions and broker non-votes are not considered votes cast although they are counted toward determining whether or not there is a quorum. Accordingly, abstentions and broker non-votes will have no effect on Proposals 2, 3, or 4. Proposal 3 is a routine matter and brokers are entitled to exercise their voting discretion without receiving instructions from the beneficial owner of the shares, and therefore no broker non-votes are expected with respect to Proposal 3.

78	2025 PROXY STATEMENT

Other matters may be voted on if they are properly brought before the Annual Meeting in accordance with our Bylaws. We know of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this Proxy Statement, we do not anticipate that any other matters will be raised at the Annual Meeting.

IS CUMULATIVE VOTING PERMITTED?

No.

WHAT IF I ABSTAIN FROM VOTING?

If you attend the meeting or send in your signed proxy card but abstain from voting, you will still be counted for purposes of determining whether a quorum exists. For the effect of abstentions on the outcome of the vote on any proposal, see the questions above “What is the vote required to elect directors?” and “What is the vote required to approve the other proposals?”.

WHAT IS A “BROKER NON-VOTE”?

Under the stock exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote”. Broker non-votes will be counted for purposes of determining the presence of a quorum. Routine matters include ratification of the selection of independent public accountants. Proposals 1, 2, and 4 are non-routine matters. As a result, if you do not instruct your bank, broker or other holder of record on how to vote your shares on Proposals 1, 2, and 4, then your shares may not be voted on these matters at the Annual Meeting. Accordingly, we urge you to give instructions to your bank, broker or other holder of record as to how you wish your shares to be voted so you may participate in the voting on these important matters. For the effect of broker non-votes on the outcome of the vote on any proposal, see the questions above “What is the vote required to elect directors?” and “What is the vote required to approve the other proposals?”.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET?

If you are a registered shareholder and you do not sign and return your proxy card or vote by telephone or over the Internet, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters but may not vote your shares on non-routine matters. Under applicable stock market rules, Proposal 3 relating to the ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter, and brokers and other nominees may exercise their voting discretion without receiving instructions from the beneficial owners of the shares. Each of Proposals 1, 2, and 4 is a non-routine matter and, therefore, your broker will not be able to vote your shares without your instructions.

HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

We offer four methods for you to vote your shares: in advance by telephone, through the Internet, by mail, or in person at the Annual Meeting. Instructions for voting in advance are included in the notice at the beginning of this Proxy Statement. We encourage you to vote through the Internet or by telephone, as they are the most cost-effective methods for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. There is no charge to vote your shares via the Internet, though you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail your proxy card. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to vote during the meeting.

79

HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

If your shares are held in street name, you will receive a form from your broker or other nominee seeking instruction as to how to vote your shares. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of election to tabulate shareholder votes for the Annual Meeting.

CAN I CHANGE MY VOTE AFTER I RETURN OR SUBMIT MY PROXY?

Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised: by submitting a new proxy with a later date; by providing written notice to the Corporate Secretary or acting secretary of the Annual Meeting; or by voting in person at the Annual Meeting.

MAY I VOTE AT THE ANNUAL MEETING?

If you are a registered holder and are permitted to attend the Annual Meeting (see “Who may attend the Annual Meeting?” above), you may complete a voting ballot at the meeting. If you already properly submitted your vote in advance and would like to change your vote at the meeting, then please give written notice that you would like to revoke your original proxy to the Corporate Secretary or acting secretary of the Annual Meeting.

If a broker, bank or other nominee holds your shares and you wish to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the broker, bank or other nominee, otherwise you will not be permitted to vote in person at the Annual Meeting.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting. All reports we file with the SEC are available when filed. Please see the section “Other Information—Where to Find Additional Information”.

WHERE CAN I FIND A LIST OF THE COMPANY’S SHAREHOLDERS?

A list of the Company’s shareholders is available at the Company’s corporate headquarters, located at 100 West Liberty Street, 12th Floor, Reno, NV 89501, during ordinary business hours, for 10 days prior to the Annual Meeting.

WHEN ARE SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS DUE FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS?

Under Rule 14a-8 of the Exchange Act, the Corporate Secretary must receive a shareholder proposal for consideration by our shareholders at the 2026 annual meeting of shareholders no later than January 1, 2026, in order for the proposal to be considered for inclusion in our proxy materials for the 2026 annual meeting of shareholders. To otherwise present a timely proposal or other business for consideration by our shareholders at the 2026 annual meeting of shareholders, pursuant to our Bylaws, a shareholder’s written notice must be delivered to or mailed and received at our principal executive offices no earlier than the close of business on February 15, 2026 nor later than the close of business on March 17, 2026 as required under the applicable provisions of our Bylaws. The purpose of this requirement is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought. If we receive your notice before February 15, 2026 or later than the close of business on March 17, 2026, then your proposal will be untimely.

In addition, a shareholder who intends to make a nomination of a candidate for election as director of the Company at the next Election Meeting shall deliver to our Secretary a notice, not less than 60 days prior to the date of the next Election Meeting, setting forth additional information with respect to each nominee as

80	2025 PROXY STATEMENT

required by our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2026. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named proxies will be able to vote on the proposal using their discretion.

HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information you receive. Shareholders of record sharing an address who are receiving multiple copies of our Notice of Internet Availability of Proxy Materials and wish to receive a single copy of such material in the future, or shareholders of record sharing an address who no longer wish to participate in householding and wish to receive separate copies of such material, should submit their request by contacting Broadridge Financial Solutions by telephone at 1-866-540-7095 or sending a written request via mail to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Notice of Internet Availability of Proxy Materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of such document be mailed to all shareholders at the shared address in the future.

However, please note that if you want to receive a paper copy of the Proxy Card or vote instruction form or other proxy materials for purposes of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

81

Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income or interest expense net of interest capitalized, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation expense, (gain) loss on extinguishment of debt, impairment charges, other (income) loss, net income (loss) attributable to noncontrolling interests, transaction costs associated with our acquisitions, developments, and divestitures, and non-cash changes in equity method investments. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, distributions to our noncontrolling interest owners and payments under our leases with affiliates of VICI Properties Inc. and GLPI, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt or lease agreements.

The following table summarizes our Adjusted EBITDA for the years ended December 31, 2024 and 2023, in addition to reconciling net income (loss) attributable to Caesars to Adjusted EBITDA in accordance with GAAP (unaudited):

	Years Ended December 31,
(In millions)	2024	2023

Net income (loss) attributable to Caesars	$(278)	$786

Net income attributable to noncontrolling interests	67	42

(Benefit) provision for income taxes(a)	87	(888)

Other income(b)	(27)	(10)

Loss on extinguishment of debt	89	200

Interest expense, net	2,366	2,342

Impairment charges(c)	302	95

Depreciation and amortization	1,324	1,261

Transaction costs and other, net(d)	(285)	6

Stock-based compensation expense	94	104

Adjusted EBITDA	$3,739	$3,938

(a)	Benefit for income taxes for the year ended December 31, 2023 includes the release of $940 million of valuation allowance against deferred tax assets.

(b)	Other income for the year ended December 31, 2024 primarily represents a change in estimate of our disputed claims liability.

(c)

Impairment charges for the year ended December 31, 2024 include impairments within our Regional segment as a result of a decrease in projected future cash flows at certain properties primarily due to localized competition and an impairment to a trademark due to the performance of our smallest brand in the Las Vegas segment.

(d)

Transaction costs and other, net primarily includes non-cash losses on the write down and disposal of assets, gains from the sales of the WSOP trademark and the LINQ Promenade, professional services for transaction and integration costs, various contract exit or termination costs, pre-opening costs in connection with new property openings and expansion projects at existing properties, and non-cash changes in equity method investments.

A-1

CAESARS
ENTERTAINMENT®

FSC® www.fsc.org
MIX
Paper | Supporting responsible forestry
FSC® C132107

CAESARS ENTERTAINMENT, INC. 100 WEST LIBERTY ST., 12TH FLOOR RENO, NV 89501

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71586-P27993    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAESARS ENTERTAINMENT, INC.
The Board of Directors recommends you vote FOR the Director Nominees in proposal 1:
1. ELECTION OF DIRECTORS

Nominees:	For	Against	Abstain

1a. Gary L. Carano	☐	☐	☐

1b. Bonnie S. Biumi	☐	☐	☐

1c. Jan Jones Blackhurst	☐	☐	☐

1d. Frank J. Fahrenkopf	☐	☐	☐

1e. Kim Harris Jones	☐	☐	☐

1f. Don R. Kornstein	☐	☐	☐

1g. Jesse Lynn	☐	☐	☐

1h. Courtney R. Mather	☐	☐	☐

1i. Ted Papapostolou	☐	☐	☐

1j. Michael E. Pegram	☐	☐	☐

1k. Thomas R. Reeg	☐	☐	☐

1l. David P. Tomick	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. COMPANY PROPOSAL: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐

3. COMPANY PROPOSAL: RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2025.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4.	For	Against	Abstain

4. SHAREHOLDER PROPOSAL: A SHAREHOLDER PROPOSAL REGARDING ADOPTION OF A SMOKEFREE POLICY FOR CAESARS ENTERTAINMENT PROPERTIES.	☐	☐	☐

NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V71587-P27993

CAESARS ENTERTAINMENT, INC.

Annual Meeting of Shareholders

June 10, 2025, 9:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Thomas R. Reeg, Anthony L. Carano, Bret D. Yunker and Edmund L. Quatmann, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAESARS ENTERTAINMENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Pacific Time on June 10, 2025 at the Eldorado Resort & Casino, 345 North Virginia Street, Reno, NV 89501, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

FOR ALL of Caesars Entertainment, Inc.’s director nominees in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

Continued and to be signed on reverse side